Exhibit 10.1
Execution Version

$500,000,000
SECOND AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT
dated as of
March 18, 2011
among
SERVICE CORPORATION INTERNATIONAL,
as Borrower,
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A.,
as Syndication Agent
and
BBVA COMPASS,
THE BANK OF NOVA SCOTIA
and
SUNTRUST BANK,
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners and Joint Lead Arrangers

Andrews Kurth LLP
Counsel to the Administrative Agent

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EXHIBITS:

Exhibit 1.01A	Form of Guarantee Agreement
Exhibit 1.01B	Form of Revolving Promissory Note
Exhibit 4.01(h)	Form of Borrowing Request
Exhibit 5.01	Form of Compliance Certificate
Exhibit 9.04	Form of Assignment and Assumption
Annex I	Standard Terms and Conditions for Assignment and Assumption

SCHEDULES:

Schedule 2.01	Commitments
Schedule 2.06(k)	Existing Letters of Credit
Schedule 3.06	Disclosed Matters
Schedule 3.12	List of Subsidiaries
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.03(b)	Existing Liens
Schedule 6.06(b)	Existing Investments
Schedule 6.11	Restrictive Agreements

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          THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of March 18, 2011, is entered into among Service Corporation International, a Texas corporation, the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Compass Bank, The Bank of Nova Scotia and SunTrust Bank, as Co-Documentation Agents.
          The parties hereto agree as follows:
ARTICLE I
Definitions
          Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Adjusted LIBO Rate” means, for any day, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Adjusted One Month LIBO Rate” means an interest rate per annum equal to the sum of (i) 1.00% per annum plus (ii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day).
          “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Applicable Margin” means, for any day, with respect to any CBFR Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the Applicable Margin per annum set forth below under the caption “CBFR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio:

		CBFR	EURODOLLAR	COMMITMENT
CATEGORY	LEVERAGE RATIO:	SPREAD	SPREAD	FEE RATE
I	≥ 3.50 to 1.0	1.25%	2.25%	0.40%
II	≥ 3.0 to 1.0 but < 3.50 to 1.0	1.00%	2.00%	0.35%
III	≥ 2.5 to 1.0 but < 3.0 to 1.0	0.75%	1.75%	0.30%
IV	< 2.5 to 1.0	0.50%	1.50%	0.25%
          For purposes of the foregoing, each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category I at any time (a) that an Event of Default has occurred and is continuing or (b) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(i) or Section 5.01(ii), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. In the event that any financial statement delivered pursuant to Section 5.01(i) or Section 5.01(ii), as applicable, is shown to be inaccurate when delivered (regardless of whether the Commitments are in effect when such inaccuracy is discovered) and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any such period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Borrower shall immediately (i) deliver to the Administrative Agent corrected financial statements for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected financial statements and (iii) immediately pay to the Administrative Agent the accrued additional interest owning as a result of such increased Applicable Margin for such Applicable Period. This provision is in addition to the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) and their other respective rights under this Agreement and shall not limit the right of the Administrative Agent to declare an Event of Default. Financial statements shall not be deemed to be “inaccurate” solely because the same are subsequently restated to reflect changes in GAAP.
          “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit 9.04 or any other form approved by the Administrative Agent.
          “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” means Service Corporation International, a Texas corporation.
          “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
          “Borrowing Request” means a request by the Borrower for a Revolving Borrowing substantially in the form of Exhibit 4.01(h).
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Interest Expense” means interest expense determined under GAAP, less amortization of deferred loan costs and original issue discounts.
          “CB Floating Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted One Month LIBO Rate. Any change in the CB Floating Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted One Month LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Effective Rate or Adjusted One Month LIBO Rate, respectively.
          “CBFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CB Floating Rate.

          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower (including Equity Interests referenced in (d) below); (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group, or (d) any event that gives holders of preferred Equity Interests or other securities issued pursuant to any shareholders’ rights plan of the Borrower the right to purchase or to convert such securities to more than 25% of the aggregate (less the percentage of Equity Interests referenced in (a) above held by the holders of such preferred Equity Interests) voting Equity Interests of the Borrower.
          “Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking into effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans including the acquisition of participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $500,000,000.
          “Consolidated EBITDA” means EBITDA for the Borrower and the Subsidiaries on a consolidated basis.
          “Consolidated Interest Expense” means, for any period, the actual Cash Interest Expense (including imputed interest expense in respect of Capital Lease Obligations) paid by the Borrower and the Subsidiaries or accrued during such period.
          “Consolidated Operating Income” means, for any period, the operating income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become, or has a parent company that has become, the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
          “dollars” or “$” refers to lawful money of the United States of America.
          “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
          “EBITDA” means, for any period, without duplication, for the Borrower and the Subsidiaries, Consolidated Operating Income

     (i) minus any gains or plus any losses on sales and impairments of assets, to the extent included in Consolidated Operating Income;
     (ii) plus depreciation and amortization (to the extent included in operating expenses and excluding amortization of deferred loan costs);
     (iii) plus non-cash stock compensation expense/amortization (to the extent included in operating expenses);
     (iv) plus rent expense in previous periods associated with assets later capitalized with on-balance sheet debt;
     (v) plus (A) actual non-recurring cash expenses incurred and related to any acquisition to the extent included in operating expenses and not to exceed $40,000,000 in aggregate in any 12 month period, including expenses within the first 24 months after the related acquisition, such as, but not limited to, severance of management and employees, termination costs and buyouts of contracts and lease agreements, conversions of computer systems and networks, transfer of documents and other assets, legal and advisory fees directly related to such acquisition and the financing thereof, and other items reasonably incurred of a similar nature and (B) non-cash acquisition expenses that would not otherwise be picked up in other non-cash addbacks to EBITDA;
     (vi) minus expenses attributable to surety premiums;
     (vii) minus Pro Forma Divested EBITDA (to the extent positive and previously included in operating income) or plus Pro Forma Divested EBITDA (to the extent negative and previously included in operating income);
     (viii) plus EBITDA of any acquired operations in the period from the beginning of the period for which EBITDA is to be determined to the date of such acquisition;
     (ix) plus EBITDA of discontinued operations still owned (to the extent positive) and minus EBITDA of discontinued operations still owned (to the extent negative);
     (x) plus net cash flow from/to non-consolidated joint ventures to the extent received/paid in cash; and
     (xi) plus non-recurring and non-cash expenses (to the extent included in operating expenses) and minus non-recurring and non-cash income (to the extent included in operating income).
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived or the Merger and the transactions contemplated thereby); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in ARTICLE VII.

          “Excluded Subsidiaries” means Wilson Financial Group, each Subsidiary thereof, SCI International, LLC, Alderwoods Group, LLC, ECI Capital Corporation and SCI Cerberus, LLC.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), and (d) any withholding tax imposed by FATCA.
          “FATCA” means Sections 1471 through 1474 of the Code (and any amendment or successor sections thereto) and any regulations or official interpretations thereof.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof. For the avoidance of doubt, the Commonwealth of Puerto Rico is not a territory, possession or political subdivision of the United States.
          “GAAP” means generally accepted accounting principles in the United States of America.

          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guarantee Agreement” means the Second Amended and Restated Guarantee of the Guarantors, substantially in the form of Exhibit 1.01A hereto, guarantying the Obligations of Borrower under this Agreement and the Loan Documents and all other Indebtedness of the Borrower to any of the Agents or Lenders in respect of any hedging obligations, any overdrafts or treasury, depository, cash management, or similar services.
          “Guarantors” means all Domestic Subsidiaries of the Borrower, other than the Excluded Subsidiaries, and any other Subsidiary required to execute a Guaranty Agreement pursuant to Section 5.10.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Increasing Lender” has the meaning set forth in Section 2.20.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Interest Coverage Ratio” means the ratio of Consolidated EBITDA to Consolidated Interest Expense, in each case, for the immediately preceding four (4) fiscal quarters.
          “Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.
          “Interest Payment Date” means (a) with respect to any CBFR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
          “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Issuing Bank” means JPMorgan Chase Bank, N.A. and any Lender that is an issuing bank with respect to those Letters of Credit described in Section 2.06(k) hereof, each in its capacity as the issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more

Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
          “Letter of Credit” means any letter of credit issued pursuant to this Agreement.
          “Leverage Ratio” means, on any date, the ratio of (a) the difference of (1) Total Debt minus (2) all unrestricted cash on hand of said Persons in excess of $25,000,000 to (b) Consolidated EBITDA for the immediately preceding four (4) fiscal quarters.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR1 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate rounded upwards, if necessary, to the next 1/100 of 1% at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loan Documents” means this Agreement, the Notes, the Guarantee Agreement and any other documents executed in connection herewith or therewith.

          “Loan Parties” means the Borrower and the Guarantors.
          “Loans” means the Revolving Loans and the Swingline Loans.
          “Marketed EBITDA” means the trailing 12-month EBITDA figure disclosed to potential buyers preceding the sale of an operation or a Subsidiary.
          “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Maturity Date” means the fifth anniversary of the Effective Date.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Non-Guarantors” means the Foreign Subsidiaries and the Excluded Subsidiaries, except such Subsidiaries (if any) that are Guarantors.
          “Note” means the promissory notes substantially in the form of Exhibit 1.01B executed by the Borrower to the order of a Lender, partially evidencing the Obligations.
          “Obligations” means all of the Borrower’s obligations and duties under this Agreement and each of the other Loan Documents.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Participant” has the meaning set forth in Section 9.04.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          “Permitted Acquisition” means any acquisition (by merger or otherwise) by the Borrower or a Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (a) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) the business of such acquired Person, or such acquired business, is reasonably related to the business of the Borrower on the Effective Date, (c) the requirements of Section 5.10 shall have been satisfied within the time periods specified therein, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with Section 6.12(b), as if such acquisition had occurred on the first day of the relevant period for testing compliance with such Section, (e) the Leverage Ratio, calculated on a pro forma basis after giving effect to such acquisition, is no greater than 3.75 to 1.00, except in the case of the six month period following the consummation of any Qualified Acquisition in which case the Leverage Ratio shall be no greater than 4.00 to l.00, (f) such acquisition has been approved by all necessary corporate and other action by the Person so acquired or the Person selling the assets or other property so acquired by the Borrower or such Subsidiary and (g) in the case of any acquisition in which the aggregate consideration paid by the Borrower and the Subsidiaries exceeds $20,000,000, the Borrower has delivered to the Administrative Agent an officer’s certificate to the effect set forth in clauses (a), (b), (c), (d), (e) and (f) above, together with all financial information reasonably requested by the Administrative Agent relating to the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (d) and (e) above.
          “Permitted Encumbrances” means:
          (a) liens imposed by law for taxes that are not yet due or are being contested in good faith, with adequate reserves, and the failure of such contest could not reasonably be expected to result in a Material Adverse Effect;
          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith, with adequate reserves and the failure of such contest could not reasonably be expected to result in a Material Adverse Effect;
          (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
          (e) judgment liens in respect of judgments that do not constitute an Event of Default; and
          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any lien securing Indebtedness.
          “Permitted Investments” means:
          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada), in each case maturing within one year from the date of acquisition thereof;
          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A2 or better by S&P, P2 or better by Moody’s, or R1 “mid” or better by The Dominion Bond Rating Service;
          (c) investments in certificates of deposit, banker’s acceptances and time deposits (including eurodollar deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State or Province thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
          (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
          (f) investments in corporate debt securities (including loan participations) that (a) mature within 60 days from the date of acquisition, and (b) are rated BBB or better by S&P or Baa2 or better by Moody’s at the date of acquisition;
          (g) investments in municipal securities or auction rate securities that are rated AA or better by S&P or Aa or better by Moody’s, provided that the Borrower has the right to put such securities back to the issuer or seller thereof at least once every 60 days; and
          (h) other investments in an amount not to exceed $10,000,000 in the aggregate at any one time by Foreign Subsidiaries in certificates of deposit, banker’s acceptances and time deposits (or other substantially similar investments) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts (or other substantially similar deposit accounts) issued or offered by, any foreign commercial bank not organized under the laws of the United States of America or Canada or any state or province thereof.

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in Houston, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Pro Forma Divested EBITDA” means the total Marketed EBITDA from divested operations included in Consolidated Operating Income in the preceding four quarters before consideration of divestures.
          “Qualified Acquisition” means a Permitted Acquisition the cash consideration for which is at least $100,000,000.
          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the total Commitments (or, if the Commitments have terminated or expired, the Credit Exposures) at such time, as adjusted pursuant to Section 2.21.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.
          “Revolving Borrowing” means a Borrowing made pursuant to Section 2.02.
          “Revolving Loan” means a Loan made pursuant to Section 2.02.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
          “Sale and Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee of the sold or transferred property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, “Subsidiary” shall mean a Subsidiary of the Borrower.
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.05.

          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Total Debt” means the consolidated total Indebtedness of the Borrower and the Subsidiaries.
          “Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
          “Transportation Equipment Transactions” has the meaning assigned such term in Section 6.01(e).
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the CB Floating Rate.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
          Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and the Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
ARTICLE II
The Credits
          Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment as set forth on Schedule 2.01 or (b) the sum of the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
          Section 2.02 Revolving Loans and Borrowings.
          (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of CBFR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all new Borrowings made on the Effective Date or conversions of existing CBFR Loans must be made as CBFR Borrowings, unless the Borrower shall have notified the Administrative Agent in writing not later than 10:00 a.m., Houston time, three (3) Business Days before the Effective Date of its election for the initial Borrowing to be a Eurodollar Borrowing. Each Swingline Loan shall be a CBFR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.
          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each CBFR Revolving

Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a CBFR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.
          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          Section 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Houston time, three Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, not later than 11:00 a.m., Houston time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Houston time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing;
(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          Section 2.04 Reserved.

          Section 2.05 Swingline Loans.
          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the total Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., Houston time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 4:00 p.m., Houston time, on the requested date of such Swingline Loan.
          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Houston time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the

Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
          Section 2.06 Letters of Credit.
          (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that (a) in the event of any conflict between such application and this Agreement, this Agreement shall control, and (b) any grant of a Lien contained in such application shall be ineffective so long as this Agreement remains in place. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $175,000,000 and (ii) the total Credit Exposures shall not exceed the total Commitments.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date provided, a Letter of Credit may provide for a later expiration date if, simultaneously with the issuance (or if applicable, the renewal) thereof, the Borrower pledges to the Issuing Bank, in a manner reasonably satisfactory to it, funds in an account with the Issuing Bank equal to 105% of the face amount of such Letter of Credit.
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Houston time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Houston time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Houston time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., Houston time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with a CBFR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a

Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed electronically or by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Lenders holding at least fifty percent (50%) of the Commitments (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 25% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of ARTICLE VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 25% of the total LC Exposure), be applied to satisfy other obligations of the Borrower to the Lenders under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
          (k) Existing Letters of Credit. The letters of credit described on Schedule 2.06(k) will for all purposes be considered Letters of Credit under this Credit Agreement.
          Section 2.07 Funding of Borrowings.
          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Houston time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston and designated by the Borrower in the applicable Borrowing Request; provided that CBFR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing (without any obligation to pay any break funding payment under Section 2.16 in connection with such payment). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower pays such amount to the Administrative Agent, it shall not relieve the defaulting Lender of its legal responsibility for its default.

          Section 2.08 Interest Elections.
          (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing; and
(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto.
          Section 2.09 Termination and Reduction of Commitments.
          (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Credit Exposure would exceed the total Commitments; provided that for purposes of this paragraph, the LC Exposure shall be deemed to be zero if there exists either cash collateral equal to 105% of the LC Exposure or one or more back-up letters of credit for the benefit of the Issuing Bank in form and substance and issued by issuer(s) satisfactory to the Issuing Bank in its sole discretion. Upon the provision of such cash collateral or back-up letters of credit and the payment in full of all Obligations, then the Lenders shall be released from their obligations under Section 2.06(d), and all letter of credit fees accruing after the termination of the Commitments shall be for the account of the Issuing Bank.
          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
          Section 2.10 Repayment of Loans; Evidence of Debt.
          (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then-unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) subject to Section 2.05, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.
          (b) Each Lender shall maintain in accordance with its usual practice a record evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          Section 2.11 Prepayment of Loans.
          (a) The Borrower shall have the right at any time and from time to time to prepay any Revolving Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.
          (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Houston time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a CBFR Revolving Borrowing, not later than 11:00 a.m., Houston time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Houston time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by

Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
          Section 2.12 Fees.
          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate described in the definition of “Applicable Margin” on the daily undrawn amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. The face amount of any outstanding Letters of Credit shall be considered to be drawn under the Commitment for purposes of calculating commitment fees. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
          Section 2.13 Interest.
          (a) The Loans comprising each CBFR Borrowing (including each Swingline Loan) shall bear interest at the CB Floating Rate plus the Applicable Margin.
          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.0% plus the rate applicable to CBFR Loans as provided in paragraph (a) of this Section.
          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the CB Floating Rate at times when the CB Floating Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable CB Floating Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) any request for a new Eurodollar Borrowing shall be made as a CBFR Borrowing.
          Section 2.15 Increased Costs.
(a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, or an after-tax basis for such additional costs incurred or reduction suffered.
          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company on an after-tax basis for any such reduction suffered.
          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          Section 2.17 Taxes.
          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
          (g) In the case of a Lender that would be subject to withholding tax imposed by FATCA on payments made on the account of any obligation of the Borrower hereunder if such Lender fails to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall provide such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payments.
          Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 12:00 noon, Houston time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 712 Main Street, Houston, Texas, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16 or Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d), or Section 9.03(c) then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
          Section 2.19 Mitigation Obligations; Replacement of Lenders.
          (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments in the future. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          (c) If any Lender fails to consent to an issue requiring approval in an instance where Lenders holding greater than 50% of the aggregate amount of the Loans and unused Commitments have provided a consent, then the Borrower may require such non-consenting Lender to assign all of its outstanding Loans and unused Commitments, at par, to another lender acceptable to the Borrower and the Administrative Agent which is not an Affiliate of the Borrower.
          Section 2.20 Increase in the Commitments. The Borrower may on no more than two occasions during the period beginning on the Effective Date to and including the date that is six months prior to the Maturity Date, by written notice to the Administrative Agent executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause the Commitments to be extended by the Increasing Lenders (or cause the Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided, that (i) each extension of new Commitments or increase in existing Commitments pursuant to this paragraph shall result in the aggregate Commitments being increased by no less than $10,000,000, (ii) no extension of new Commitments or increase in existing Commitments pursuant to this paragraph may result in the aggregate Commitments exceeding $600,000,000, (iii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (iv) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable notices delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of such Increasing Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Commitment of a Lender already a party hereto, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Lender. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless, on the date of such increase, the Administrative Agent shall have received a certificate, dated as of the effective date of such increase and executed by a Financial Officer of the Borrower, to the effect that the conditions set forth in paragraphs (i) and (ii) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase and attaching resolutions of the Borrower approving such increase). Following any extension of a new Commitment or increase of a Lender’s Commitment pursuant to this paragraph, any Revolving Loans outstanding prior to the effectiveness of such increase or extension shall continue to be outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid and, if the Borrower shall so elect, refinanced with new Revolving Loans made pursuant to Section 2.01 ratably in accordance with the Commitments in effect following such extension or increase.
          Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
          (b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, unless the effect of same is to eliminate the Defaulting Lender’s Commitment (which shall require only the consent of the Lenders that are not Defaulting Lenders);
          (c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
     (i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
     (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.21(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
     (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.21(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
     (v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.21(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and
          (d) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein).
          In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
ARTICLE III
Representations and Warranties
          The Borrower represents and warrants to the Lenders that:
          Section 3.01 Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, its jurisdiction of organization and every jurisdiction where such qualification is required.
          Section 3.02 Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

          Section 3.04 Financial Condition; No Material Adverse Change.
          (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2010, reported on by PriceWaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
          (b) Since December 31, 2010, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.
          Section 3.05 Properties.
          (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          Section 3.06 Litigation and Environmental Matters.
          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
          (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          Section 3.08 Investment and Holding Company Status. Neither the Borrower nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          Section 3.09 Taxes. Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $30,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of all such underfunded Plans.
          Section 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          Section 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and any Subsidiary in, each Subsidiary and identifies which are Foreign Subsidiaries, Excluded Subsidiaries and Guarantors as of the Effective Date. The

shares of capital stock or other ownership interests of each Subsidiary are owned by the Borrower, directly or indirectly, free and clear of all Liens.
          Section 3.13 Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock (as defined in Registration U of the Board). The proceeds of the Loans and the Letters of Credit will not be used in a way that will result in any of the Loans or the Letters of Credit under this Agreement being violative of Regulation U or Regulation X of the Board.
          Section 3.14 Use of Proceeds. The proceeds of the Loans shall be used to repay existing Indebtedness, for working capital and for general corporate purposes (including, without limitation, Permitted Acquisitions) of, in each case, the Borrower and the Subsidiaries. The Borrower represents and warrants to the Lenders and the Administrative Agent that all Loans will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.
          Section 3.15 Solvency. Immediately following the making of each Loan on the Effective Date and after giving effect to the application of the proceeds of each Loan, (a) the fair market value of the assets of each Loan Party (individually and on a consolidated basis) will exceed its debts and liabilities; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities; (c) each Loan Party (individually and on a consolidated basis) will be able to pay its debts and liabilities as they become absolute and mature; and (d) each Loan Party (individually and on a consolidated basis the Borrower and the Subsidiaries) will not have unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted following the Effective Date.
ARTICLE IV
Conditions
          Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent (or its counsel) shall have received from each Loan Party, in form and substance satisfactory to it:
          (a) either (i) a counterpart of this Agreement signed by the Borrower or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic or telecopy transmission of signed signature pages) that the Borrower has signed a counterpart of this Agreement;
          (b) a Note for each Lender requesting a Note;

          (c) the executed Guarantee Agreement (or electronic or telecopy copy of a signed signature page thereof) from each Domestic Subsidiary other than the Excluded Subsidiaries, and such Foreign Subsidiaries, Excluded Subsidiaries or both as are required by Section 5.10 to be Guarantors;
          (d) favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Locke Lord Bissell & Liddell LLP, counsel for the Loan Parties, and the general counsel of the Borrower and covering such matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion;
          (e) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel;
          (f) a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (i) and (ii) of Section 4.02;
          (g) (i) satisfactory audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this Section 4.01(g) as to which such financial statements are available;
          (h) Borrowing Request (substantially in the form of Exhibit 4.01(h) hereto);
          (i) evidence of liability and hazard insurance for each Loan Party in such amounts and on such terms as are standard and customary in the industry in which said entities conduct their operations;
          (j) all information regarding the Borrower and the Subsidiaries that it is required to collect pursuant to the USA Patriot Act;
          (k) all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder; and
          (l) such other documents or items as the Administrative Agent may reasonably request.
          Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (i) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
     (ii) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) there shall have been no events that have, or could reasonably be expected to cause, a Material Adverse Effect since the date of the last such issuance or Borrowing.
     (iii) A Borrowing Request.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (i) and (ii) of this Section.
ARTICLE V
Affirmative Covenants
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
          Section 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent (in electronic or hard copy form):
     (i) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (iii) concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 3.10, Section 6.01, Section 6.07, Section 6.09 and Section 6.12 (in the form of compliance certificate attached hereto as Exhibit 5.01) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (iv) concurrently with any delivery of financial statements under clause (i) above, an annual budget of the Borrower and the Subsidiaries for such fiscal year;
     (v) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;
     (vi) promptly following the occurrence thereof, notice of any change in any rating of the Borrower by Moody’s or S&P; and
     (vii) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
          Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:
     (i) the occurrence of any Default;
     (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
     (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liabilities of the Borrower and the Subsidiaries increasing after the Effective Date in an aggregate amount exceeding $5,000,000; and
     (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business unless the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.05.
          Section 5.04 Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          Section 5.05 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
          Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
          Section 5.07 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including, without limitation, Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans shall be used to repay existing Indebtedness, for working capital and for general corporate purposes (including, without limitation, Permitted Acquisitions) of, in each case, the Borrower and the Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support the general corporate purposes of the Borrower and the Subsidiaries.

          Section 5.09 Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
          Section 5.10 Required Guarantors.
          (a) If any Domestic Subsidiary (other than an Excluded Subsidiary, subject to paragraph (b) below) is formed or acquired after the Effective Date, the Borrower will, within ten (10) Business Days, notify the Administrative Agent and the Lenders thereof and promptly but in no event later than twenty (20) Business Days after such formation or acquisition cause such Subsidiary to execute a Guarantee Agreement.
          (b) If, at any time, (i) the aggregate combined revenues of the Non-Guarantors exceed twenty percent (20%) of the aggregate total consolidated revenue for the most recently ended period of four (4) fiscal quarters of the Borrower and all of the Subsidiaries or (ii) the aggregate combined assets of the Non-Guarantors exceeds twenty percent (20%) of the aggregate total consolidated assets as of the end of the most recently ended fiscal quarter of the Borrower and all of the Subsidiaries, the Borrower shall promptly cause one or more of the Non-Guarantors to execute a Guarantee Agreement such that, after giving effect to such Guarantee Agreement, both the aggregate combined revenue and the aggregate combined assets (measured according to book value basis) of all remaining Non-Guarantors, are less than twenty percent (20%) of the total consolidated revenue and total assets, respectively, of the Borrower and all of the Subsidiaries.
ARTICLE VI
Negative Covenants
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
          Section 6.01 Indebtedness Covenant. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
          (a) Indebtedness created under the Loan Documents;
          (b) Indebtedness existing on the Effective Date and set forth on Schedule 6.01(b) hereto and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof; provided that any such refinancing Indebtedness (A) shall be unsecured and (B) shall not mature before the earlier of (x) the maturity date of the Indebtedness refinanced and (y) the date six months following the Maturity Date;

          (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Non-Guarantor to any Loan Party shall be subject to Section 6.06 below;
          (d) Unsecured Guarantees by the Borrower of Indebtedness of any Subsidiary and Guarantees by any Guarantor of Indebtedness of any Subsidiary, to the extent said Indebtedness is permitted hereunder; provided that such Guarantees of Indebtedness of any Non-Guarantor shall be subject to Section 6.06 below;
          (e) Indebtedness of the Borrower or any Subsidiary incurred after the Effective Date under purchase money financings meeting the requirements of Section 6.01(f) other than proviso (ii) therein and leases (collectively, “Transportation Equipment Transactions”), in each case of motor vehicles (including off-road vehicles) and aircraft;
          (f) (A) Indebtedness of the Borrower or any Subsidiary incurred after the Effective Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof, (B) Attributable Debt (as defined below) of the Borrower or any Subsidiary incurred after the Effective Date pursuant to Sale and Leaseback Transactions permitted by Section 6.04 and (C) Indebtedness represented by seller notes executed by the Borrower or any Subsidiary incurred after the Effective Date in connection with Permitted Acquisitions; provided that (i) the Indebtedness in clause (A) hereof is incurred prior to or within 120 days (or such longer period if necessary solely to obtain any permits or licenses required in connection with such acquisition, construction or improvement) after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of the Indebtedness permitted by this clause (f) in excess of Attributable Debt shall not exceed $75,000,000 at any time outstanding. “Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (computed in accordance with GAAP as if the obligations incurred in connection with such Sale and Leaseback Transaction were Capital Lease Obligations) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination. Any determination of any rate implicit in the terms of the lease included in such Sale and Leaseback Transaction made in accordance with generally accepted financial practices by the Borrower shall be binding and conclusive absent manifest error;
          (g) Unsecured Indebtedness incurred under a third party credit facility by any one or more Foreign Subsidiaries of the Borrower, provided that the aggregate principal amount of such Indebtedness permitted by this clause does not exceed $100,000,000;

          (h) Unsecured Indebtedness of any Subsidiary, provided that the aggregate principal amount of all Indebtedness permitted by this clause shall not exceed the aggregate principal amount of $20,000,000 at any time outstanding;
          (i) Obligations incurred in connection with covenants not to compete to the extent such obligations are treated as indebtedness under GAAP, provided that the aggregate principal amount of all Indebtedness permitted by this clause shall not exceed $50,000,000 at any time outstanding;
          (j) Indebtedness of any Subsidiary in existence (but not incurred or created in connection with an acquisition) on the date on which such Subsidiary is acquired by the Borrower, provided (i) neither the Borrower nor any of the Subsidiaries existing before giving effect to such acquisition has any obligation with respect to such Indebtedness, (ii) none of the properties of the Borrower or any of the Subsidiaries existing before giving effect to such acquisition is bound with respect to such Indebtedness and (iii) the Borrower is in compliance with the financial covenants after such acquisition; and
          (k) Unsecured Indebtedness of the Borrower not permitted by any other clause of this Section 6.01; provided that (i) no Default exists at the time, or is created as a result of, the incurrence of such Indebtedness, (ii) for all Indebtedness in excess of $100,000,000, such Indebtedness does not have a maturity date before the date six months following the Maturity Date, and (iii) the terms of such unsecured Indebtedness are not more restrictive than the terms of the Loan Documents.
          Section 6.02 Limit on Preferred Equity Issuance. The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, other than (a) preferred Equity Interests of the Borrower issued (i) without any mandatory redemption provisions or (ii) pursuant to any shareholders’ rights plan of the Borrower; and (b) preferred Equity Interests issued by any Subsidiary to the extent, and only to the extent, that such preferred Equity Interests are owned by the Borrower or another Subsidiary.
          Section 6.03 Lien Covenant. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
          (a) Permitted Encumbrances;
          (b) Any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth on Schedule 6.03(b); provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date;
          (c) Any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
          (d) Liens on property subject to Transportation Equipment Transactions, provided that the Indebtedness secured by any Transportation Equipment Transactions does not exceed the cost of acquiring the property subject thereto;
          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure permitted Indebtedness, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days (or such longer period if necessary solely to obtain any permits or licenses required in connection with such acquisition, construction or improvement) after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; and
          (f) Liens in cash collateral pursuant to Section 2.06(j).
          Section 6.04 Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Borrower or any Subsidiary may enter into (a) Sale and Leaseback Transactions if the aggregate outstanding Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (a) shall at no time exceed $125,000,000 and (b) any Transportation Equipment Transaction; and provided further that all Attributable Debt associated with any such Sale and Leaseback Transaction shall be treated as Indebtedness of the Borrower and shall be subject to the limitations of the Indebtedness covenant.
          Section 6.05 Limitation on Fundamental Changes.
          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of the Borrower and the Subsidiaries on a consolidated basis (whether now owned or hereafter acquired), or, in the case of any Loan Party, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided, however, that after giving effect to such transaction, the surviving Subsidiary must be a Guarantor if either of such Subsidiaries was previously a Guarantor, (iii) any permitted asset disposition and involving the sale of a Subsidiary may be effected by a merger of such Subsidiary, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary; provided, however, that (A) no Guarantor may sell, transfer, lease or otherwise dispose of its assets to a Non-Guarantor, and (B) after giving effect to such transaction, the surviving Subsidiary must be a Guarantor if either of such Subsidiaries was previously a Guarantor, and (v)

any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the interest of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.06 regarding Restrictions on Investments.
          (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto.
          Section 6.06 Restrictions on Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
          (a) Permitted Investments;
          (b) Investments, guarantees and loans existing on the Effective Date and set forth on Schedule 6.06(b);
          (c) In addition to the investments described in (b) above, investments by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries; provided that the aggregate amount of investments made by Loan Parties in Non-Guarantors, together with all loans and advances and Guarantees by Loan Parties to or for Non-Guarantors made pursuant to clauses (d) and (f) below, shall not exceed $50,000,000 at any time outstanding;
          (d) In addition to the loans described in (b) above, loans or advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Non-
          Guarantors, together with investments and Guarantees made pursuant to clause (c) above and clause (f) below by Loan Parties in or for Non-Guarantors, shall not exceed $50,000,000 at any time outstanding;
          (e) Obligations of the Borrower to any Subsidiary, or of any Subsidiary to the Borrower or any other Subsidiary, arising from the management and investment of cash on a pooled basis in the ordinary course of business;
          (f) Guarantees constituting permitted Indebtedness; provided that (i) a Subsidiary shall not Guarantee any Indebtedness of the Borrower unless such Subsidiary is a Guarantor and (ii) the aggregate principal amount of Indebtedness of Non-Guarantors that is Guaranteed by any Loan Party pursuant to this clause (f), together with investments and loans and advances made by Loan Parties in or to Non-Guarantors pursuant to clauses (c) and (d)

above, shall not exceed $50,000,000 at any time outstanding (exclusive of investments, guaranties and loans described in clause (b) immediately above);
          (g) Guarantees by the Borrower of accounts payable of Subsidiaries in the ordinary course of business;
          (h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
          (i) Investments in perpetual care trusts, pre-need trusts or similar transactions made (a) in the ordinary course of such Person’s business and (b) subject to applicable Federal, state or local regulations;
          (j) Equity Interests and debt obligations owned by the Borrower or any Subsidiary following a transaction described in Section 6.07;
          (k) Equity Interests in Persons owned by the Borrower or any Subsidiary following the sale of Equity Interests in Subsidiaries in transactions constituting asset dispositions permitted under Section 6.07 and other investments in joint ventures engaged in businesses reasonably related to the business of the Borrower as of the Effective Date; provided that no investment shall be permitted pursuant to this clause (k) that, together with all other investments permitted under this clause (k), would at any time have a book value exceeding $50,000,000 in the aggregate;
          (l) Investments not permitted by any other clause of this Section, including Guarantees by the Borrower of the Subsidiaries’ obligations (other than those for borrowed money); provided that no investment shall be made pursuant to this clause (l) that, together with all other investments made pursuant to this clause (l) after the Effective Date, would exceed $50,000,000 in the aggregate; and
          (m) Permitted Acquisitions.
          Section 6.07 Limitation on Asset Sales. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest, owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:
          (a) sales of inventory (including parcels in developed cemetery properties), used or surplus equipment and Permitted Investments in the ordinary course of business;
          (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Non-Guarantor shall be made in compliance with Section 6.10 regarding Restrictions on Transactions with Affiliates below; and
          (c) sales, transfers, leases and other dispositions of assets (other than accounts receivable or inventory) the sale of which is not otherwise permitted by any other clause; provided that (i) the aggregate book value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed 20% of the consolidated total assets of the Borrower and the Subsidiaries as of December 31, 2010, as provided by the Borrower, in the aggregate during the term hereof (as of December 31, 2010, such calculation of 20% of total net assets results in an amount equal to $1,838,108,000), (ii) all sales, transfers, leases and other dispositions permitted pursuant to this clause (c) shall be made for fair value and (iii) the aggregate, non-cash consideration received in connection with all such sales shall not exceed $200,000,000 during the term hereof.
          For purposes of this Section and Section 6.06, any transaction which is a “like kind exchange” under Section 1031 of the Code shall be considered a disposition (if the Borrower or any Subsidiary receives cash consideration upon the completion thereof) or an acquisition (if the Borrower or a Subsidiary pays cash consideration upon the completion thereof) only upon the completion of such transaction, and then only to the extent of the cash received or paid.
          Section 6.08 Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (including foreign exchange risks) to which the Borrower or any Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
          Section 6.09 Limitation on Restricted Payments.
          (a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except (i) that any Subsidiary may make any Restricted Payment to the Borrower or any other Subsidiary (provided that no Loan Party may make any Restricted Payment to a Non-Guarantor) and (ii) as otherwise provided herein. At any time the Leverage Ratio on the date of the declaration of a dividend is greater than 3.75 to 1.0, and so long as no Default or Event of Default exists at the time, or is created as a result of any such dividend, the Borrower may declare and pay dividends with respect to its Equity Interests not to exceed $75,000,000 in the aggregate in any calendar year (excluding any dividend in excess of a rate of $18,750,000 per fiscal quarter declared when, on the date of its declaration, the Leverage Ratio was less than or equal to 3.75 to 1.0). At any time the Leverage Ratio on the date of declaration of a dividend or following the making of any other Restricted Payment is less than or equal to 3.75 to 1.0, and so long as no Default or Event of Default exists at the time or is created as a result of any such Restricted Payment, the provisions of this Section will not apply to Restricted Payments. The Leverage Ratio will be determined pursuant to the most recent quarterly compliance certificate; provided, that if such ratio decreases below 3.75 to 1.0 during any quarter solely as a result of a decrease in Total Debt or an increase in unrestricted cash of the Borrower and the Subsidiaries, then such ratio, until the next quarterly compliance certificate, for purposes of this subsection (a) may, at the Borrower’s option, be determined pursuant to a certificate calculating such ratio and executed by an officer of the Borrower.

          (b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Indebtedness, except:
     (i) payment of Indebtedness created hereunder;
     (ii) regularly scheduled and other mandatory interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01;
     (iii) refinancings of permitted Indebtedness, including the payment of customary fees, costs and expenses in connection therewith;
     (iv) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted;
     (v) the payment of Indebtedness of any Person acquired by the Borrower or any Subsidiary that exists on the date of such acquisition; provided that such Person becomes a Subsidiary as a result of such acquisition;
     (vi) payment of Indebtedness that matures prior to the Maturity Date; provided there are no outstanding Revolving Loans;
     (vii) payment of Indebtedness that matures after the Maturity Date; provided that (A) no Indebtedness described in clause (vi) above is outstanding, other than (1) non-public Indebtedness disclosed on the Effective Date or (2) other non-public Indebtedness incurred after the Effective Date in an aggregate amount not to exceed $10,000,000, and (B) there are no outstanding Revolving Loans;
     (viii) prepayments and redemptions of Indebtedness of the Borrower or any Subsidiary with proceeds of any issuance and sale of common stock of the Borrower;
     (ix) exchanges of common stock of the Borrower for Indebtedness of the Borrower or any Subsidiary; and
     (x) other prepayments by the Borrower or any Subsidiary not permitted by any other clause of this Section 6.09; provided that no Default exists at the time and no such prepayment or redemption shall be made unless as of the date of the most recently delivered financial statements, the Borrower has at least $50,000,000 in liquidity in the form of unrestricted cash and Permitted Investments and at least $150,000,000 of total liquidity, including (A) unrestricted cash, (B) Permitted Investments and (C) the difference between the aggregate Commitments as of such date and the aggregate Credit Exposure as of such date, and the Borrower or any Subsidiary has made such other prepayments permitted under this clause (including the proposed prepayment) of not more than $400,000,000 in the aggregate.

          Section 6.10 Restrictions on Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate, (c) any investment, loan or advance involving a Subsidiary that is permitted hereunder, (d) any Restricted Payment permitted by Section 6.09 and (e) issuances of Equity Interests of the Borrower in satisfaction of obligations under retirement plans.
          Section 6.11 Restrictions on Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its properties or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary that are, in each case in this clause (b), more restrictive than that which exists as of the Effective Date; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Loan Document, (ii) restrictions and conditions existing on the Effective Date identified on Schedule 6.11 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or commitment), (iii) restrictions and conditions contained in any extension, renewal, replacement, amendment or modification of each indenture (including any supplemental indentures entered into pursuant to the terms thereof) to which the Borrower is a party on the Effective Date and that is identified on the schedule referenced in clause (ii) above, so long as such restrictions and conditions are not more restrictive than those in the indenture being extended, renewed, replaced, amended or modified and (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.
          Section 6.12 Financial Covenants.
          (a) The Borrower will not permit the Leverage Ratio as of the last day of each fiscal quarter to be greater than 4.00 to 1.00; provided that with respect to the last day of any fiscal quarter occurring within the six months following a Qualified Acquisition, the Borrower will not permit the Leverage Ratio to be greater than 4.25 to 1.00.
          (b) The Borrower will not permit the Interest Coverage Ratio as of the last day of each fiscal quarter to be less than 3.00 to 1.00.

ARTICLE VII
Events of Default
          If any of the following events (“Events of Default”) shall occur:
          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;
          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Borrower’s existence) or Section 5.08, Section 5.10 or in ARTICLE VI;
          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
          (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
          (k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries increasing after the Effective Date in an aggregate amount exceeding (i) $15,000,000 in any year or (ii) $40,000,000 for all periods; or
          (m) a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) take such other steps to collect the Loans and protect the interest of the Lenders as shall be allowed by law or in equity.
ARTICLE VIII
The Administrative Agent
          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in Houston, Texas, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
Miscellaneous
          Section 9.01 Notices.
          (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:
          (i) if to the Borrower, to it at 1929 Allen Parkway, Houston, Texas 77019, Attention of Chief Financial Officer (Phone No. (713) 525-7768; Telecopy No. (713) 525-7581; E-Mail Address eric.tanzberger@sci-us.com), with copies to General Counsel (Phone No. (713) 525-5259; Telecopy No. (866) 548-3994; Email Address gregory.sangalis@sci-us.com) and Director of Treasury (Phone No. (713) 525-9779; Telecopy No. (713) 525-5591; E-Mail Address aaron.foley@sci-us.com);
          (ii) if to the Administrative Agent, Issuing Bank or Swingline Lender, to JPMorgan Chase Bank, Loan and Agency Services Group, 10 South Dearborn, 19th Floor, Chicago, Illinois 60603-2003, Attention Nanette Wilson (Phone No. (312) 385-7084; Telecopy No. (312) 732-1544; E-Mail Address nanette.wilson@jpmchase.com), and a copy to JPMorgan Chase Bank, 711 Travis Street, 8N-78, Houston, Texas 77002, Attention Debra Harris (Phone No. (713) 216-5733; Telecopy No. (713) 215-4651; E-Mail Address debra.m.harris@chase.com); and
          (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 9.02 Waivers; Amendments; Release of Guarantors.
          (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower there from shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) permit an Interest Period with a duration in excess of six (6) months, (vi) change any provisions of Section 2.21 or the definition of “Defaulting Lender”, or (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, the Administrative Agent may, in its discretion, waive the provisions of ARTICLE VII(i) and (j) with respect to any Non-Guarantor if the Borrower determines in good faith that the termination of the existence of such Non-Guarantor is in the interest of the Borrower and not materially disadvantageous to the Lenders.
          (c) Notwithstanding any contrary position in this Agreement or any other Loan Document, if (a) a Guarantor is no longer a Subsidiary and (b) at the time such Guarantor became a non-subsidiary, no Event of Default then existed, then such Guarantor shall be automatically released from its obligations under the Guarantee Agreement to which it is a party, without need for any formal action by the Administrative Agent or any Lender; and the Administrative Agent will confirm such release by a notice to the Borrower upon receipt of a request therefor.

          Section 9.03 Expenses; Indemnity; Damage Waiver.
          (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds there from (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to (i) the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such, and (ii) the Administrative Agent under paragraph

(a) or (b) of this Section, each Lender severally agrees to pay its pro-rata share of such amount to the Administrative Agent.
          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS AND DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY, SOLE AND CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.
          Section 9.04 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
          (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee, provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender; and
          (C) the Issuing Bank and Swingline Lender.
     (ii) Assignments shall be subject to the following additional conditions:
          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of ARTICLE VII has occurred and is continuing;
          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03; provided that such release shall not affect any legal responsibility for such Lender’s actions and failures to act occurring before the effective date of such Assignment and Assumption). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the Assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d), or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s express prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17, Section 9.03, Section 9.12 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which may be delivered by electronic or telecopy transmission and each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the law of the State of Texas.
          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the District Courts of the State of Texas sitting in Houston, Harris County, Texas and of the United States District Court of the Southern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
          (c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(d), or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          Section 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, in no event whatsoever shall the amount contracted for, charged, paid or otherwise agreed to be paid to or received by the Agent or any Lender for the use, forbearance or detention of money under this Agreement or any Loan Document or otherwise exceed the maximum non-usurious rate pursuant to applicable law (the “Maximum Rate”), and if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the Maximum Rate, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, the Borrower shall not be required to pay unearned interest and shall never be required to pay interest at a rate in excess of the Maximum Rate, and if the effective rate of interest which would otherwise be payable under this Agreement and the other Loan Documents would exceed the Maximum Rate, or if the Agent or any Lender shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under this Agreement or Loan Document to a rate in excess of the Maximum Rate, then (a) the amount of interest which would otherwise be payable by the Borrower under this Agreement or any Loan Document shall be reduced to the amount allowed under applicable law, and (b) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Maximum Rate shall be credited on the principal of (or, if the principal amount shall have been paid in full, refunded to the Borrower). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Lender under this Agreement or any Loan Document, are made for the purpose of determining whether such rate exceeds the Maximum Rate, and shall be made by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Notes all interest at any time contracted for, charged or received by such Lender in connection therewith.
          Section 9.14 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
          Section 9.15 Amendment and Restatement. This Agreement is an amendment and restatement of that certain Amended and Restated Credit Agreement (as amended and supplemented to the Effective Date, the “2009 Credit Agreement”) dated November 18, 2009 by and among the Borrower, the Administrative Agent, BBVA Compass and Bank of Nova Scotia,

as Documentation Agents, and the lenders party thereto. Any Borrowing Request submitted under the 2009 Credit Agreement for any Revolving Loan to be made on or after the Effective Date shall be a Borrowing Request hereunder.
          Section 9.16 FINAL AGREEMENT OF THE PARTIES. THIS WRITTEN AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO) AND THE OTHER LOAN DOCUMENTS CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.
[END OF TEXT]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President, Chief Financial Officer and Teasurer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:		JPMORGAN CHASE BANK, N.A.
	By:	/s/ Robert L. Mendoza
		Name:	Robert L. Mendoza
		Title:	Vice President

Signature Page to Credit Agreement

SYNDICATION AGENT AND LENDER:		BANK OF AMERICA, N.A.
	By:	/s/ Gary L. Mingle
		Name:	Gary L. Mingle
		Title:	Senior Vice President

Signature Page to Credit Agreement

CO-DOCUMENTATION AGENT AND LENDER:		COMPASS BANK
	By:	/s/ Payton K. Swope
		Name:	Payton K. Swope
		Title:	Vice President

THE BANK OF NOVA SCOTIA
By:	/s/ Paula Czach
	Name:	Paula Czach
	Title:	Managing Director

SUNTRUST BANK
By:	/s/ David Simpson
	Name:	David Simpson
	Title:	Vice President

Signature Page to Credit Agreement

LENDER:		REGIONS BANK
	By:	/s/ Bill Bobbora
		Name:	Bill Bobbora
		Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Kenneth R. Fieler
	Name:	Kenneth R. Fieler
	Title:	Assistant Vice President

WELLS FARGO BANK, N.A.
By:	/s/ Reginald M. Goldsmith III
	Name:	Reginald M. Goldsmith III
	Title:	Managing Director

AMEGY BANK NATIONAL ASSOCIATION
By:	/s/ Kelly Nash
	Name:	Kelly Nash
	Title:	Corporate Banking Officer

BOKF, NA dba BANK OF TEXAS
By:	/s/ Marian Livingston
	Name:	Marian Livingston
	Title:	Senior Vice President

RAYMOND JAMES BANK, FSB
By:	/s/ Garrett McKinnon
	Name:	Garret McKinnon
	Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY
By:	/s/ De Von J. Lang
	Name:	De Von J. Lang
	Title:	Vice President

COMERICA BANK
By:	/s/ Eoin Collins
	Name:	Eoin Collins
	Title:	Senior Vice President

ROYAL BANK OF CANADA
By:	/s/ Dustin Craven
	Name:	Dustin Craven
	Title:	Attorney-in-Fact
Signature Page to Credit Agreement

EXHIBIT 1.01A
SECOND AMENDED AND RESTATED
GUARANTEE AGREEMENT
     THIS SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT (this “Guarantee”) dated as of March 18, 2011, made by each of the undersigned Subsidiaries of the Borrower (as defined below) and such other Subsidiaries of the Borrower which hereafter become parties to this Guarantee (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A. as Administrative Agent (the “Agent”) for the benefit of the Lenders pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of even date herewith (the “Credit Agreement”), by and among the Borrower, the Agent and the Lenders.
W I T N E S S E T H
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to Service Corporation International, a Texas corporation (the “Borrower”) in a manner and upon the terms and conditions set forth therein;
     WHEREAS, in accordance with the Credit Agreement, the Agent requires that the Guarantors execute a guarantee agreement guaranteeing the Obligations of the Borrower under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises and agreements herein and in order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantors hereby agree as follows:
     Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Credit Agreement.
     Section 2. Guarantee of Payment. Each Guarantor (not merely as a surety or guarantor of collection) hereby jointly, severally, unconditionally and irrevocably, guarantees the punctual payment and performance when due, whether at stated maturity, as an installment, by prepayment or by demand, acceleration or otherwise, of all Obligations of the Borrower heretofore or hereafter existing. If any or all of the Obligations become due and payable under the Credit Agreement, the Guarantors jointly and severally and unconditionally promise to pay such Obligations, on demand, together with any and all expenses (including reasonable counsel fees and expenses), which may be incurred by the Agent in collecting any of the Obligations and in connection with the protection, defense and enforcement of any rights under the Credit Agreement or under any other Loan Document (the “Expenses”). The Guarantors guarantee that the Obligations shall be paid strictly in accordance with the terms of the Credit Agreement. The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Credit Agreement. The Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral prior to any demand or other action hereunder against the Guarantors. The Guarantors agree that, as between the Guarantors and the Agent, the Obligations may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantors for the purposes of this Guarantee and each Guarantor shall forthwith pay the Obligations specified by the Agent to be paid as provided in the Credit Agreement without further notice or demand. Notwithstanding anything contained herein or in the Credit Agreement, any Loan Document or any other document or any other agreement, security document or instrument relating hereto or thereto to the contrary, the maximum liability of each Guarantor hereunder shall never exceed the maximum amount that said Guarantor could pay without having such payment set aside as a fraudulent transfer or fraudulent conveyance or similar action under the U.S. Bankruptcy Code or applicable state or foreign law.
     Section 3. Guarantee Absolute. The liability of each Guarantor under this Guarantee is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Credit Agreement or the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Credit Agreement or the Obligations, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for the Credit Agreement or the Obligations; (c) any present or future law, regulation or order of any jurisdiction or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Credit Agreement or the Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of the Credit Agreement or the Obligations; (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or other Guarantors and (f) any claim or assertion that any payment by any Guarantor hereunder should be set aside pursuant to Section 2 in connection with any stay, injunction or other prohibition or event, in which case each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of the maximum liability of each Guarantor hereunder in accordance with Section 2 and the recipient of such payment, if so required by a final non-appealable court of competent jurisdiction by a final and non-appealable judgment, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Guarantors shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law.
     Section 4. Guarantee Irrevocable. This Guarantee is a continuing guarantee of the payment of all Obligations now or hereafter existing under the Credit Agreement and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guarantee and until all Commitments of the Lenders to make Loans under the Credit Agreement shall be terminated in accordance with the terms thereof and the Credit Agreement is no longer in effect.
     Section 5. Reinstatement. This Guarantee shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent on the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrower, any Guarantor, or any Person that is a party to the Loan Documents, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Borrower, any Guarantor or any other Person that is a party to the Loan Documents, or otherwise, all as though the payment had not been made.
     Section 6. Subrogation. Each Guarantor hereby agrees that it shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until all the Obligations have been paid in full and the Credit Agreement is no longer in effect. Any amounts paid to a Guarantor on account of subrogation rights under this Guarantee at any time when all the Obligations have not been paid in full, shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement. If a Guarantor has made a payment to the Agent hereunder of all or any part of the Obligations and all the Obligations are paid in full and the Credit Agreement is no longer in effect, the Agent shall, at such Guarantor’s request, execute and deliver to the Guarantor the appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from the payment.
     Section 7. Subordination. Any liabilities owed by the Borrower to the Guarantors in connection with any extension of credit or financial accommodation by the Guarantors to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of the Borrower to the Guarantors, if the Agent so requests, shall be collected, enforced and received by the Guarantors as trustee for the Agent and shall be paid over to the Agent on account of the Obligations.
     Section 8. Certain Taxes. The Guarantors further agree that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for Taxes. If any Taxes are required to be withheld from any amounts payable to the Agent hereunder, the amounts so payable to the Agent shall be increased to the extent necessary to yield to the Agent (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.
     Section 9. Representations and Warranties. Each of the Guarantors represents and warrants that: (a) this Guarantee (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to it; (iii) does not require the consent or approval of any Person, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guarantee, such Guarantor has not relied and will not rely upon any representations or warranties of the Agent not embodied herein or any acts heretofore or hereafter taken by the Agent (including but not limited to any review by the Agent of the affairs of the Borrower).

     Section 10. Remedies Generally. The remedies provided in this Guarantee are cumulative and not exclusive of any remedies provided by law.
     Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Agent or the Lenders may otherwise have, the Agent and each of the Lenders shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the accounts of the Guarantors at any of the Agent’s or any Lender’s offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantors under this Guarantee which is not paid when due, in which case it shall promptly notify the Guarantors thereof; provided that the Agent’s or any Lender’s failure to give such notice shall not affect the validity thereof.
     Section 12. Formalities. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Credit Agreement and this Guarantee and any liability to which the Credit Agreement and this Guarantee applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Agent institute suit, collection proceedings or take any other action to collect the Obligations, including any requirement that the Agent protect, secure, perfect or insure any security interest or Lien against any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person (including the other Guarantors) or any collateral (it being the intention of the Agent and each Guarantor that the obligations of such Guarantor under this Guarantee are to be a guarantee of payment and not of collection) or that the Borrower or any other Person (including the other Guarantors) be joined in any action hereunder. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent of the creation of any Indebtedness or liability to which it applies or may apply, any amounts received by the Agent, notice of disposition or substitution of collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.
     Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee, nor consent to any release by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and such Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Guarantee shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
     Section 14. Expenses. The Guarantors shall reimburse the Agent on demand for all Expenses without duplication of any reimbursements affected under the Credit Agreement. The obligations of the Guarantors under this Section shall survive the termination of this Guarantee.
     Section 15. Assignment. This Guarantee shall be binding on, and shall inure to the benefit of the Guarantors, the Agent and their respective successors and assigns; provided that the Guarantors may not assign or transfer their respective rights or obligations under this Guarantee. Without limiting the generality of the foregoing: (a) the obligations of the Guarantors under this Guarantee shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if any of the

Guarantors is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Agent may assign, or otherwise transfer its rights under the Credit Agreement to any other person or entity in accordance with the terms and conditions thereof, and the other person or entity shall then become vested with all the rights granted to the Agent in this Guarantee or otherwise. Any Guarantor may merge into the Borrower or another Guarantor as provided in the Credit Agreement.
     Section 16. Captions. The headings and captions in this Guarantee are for convenience only and shall not affect the interpretation or construction of this Guarantee.
     Section 17. Governing Law, Etc. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF HOUSTON. SERVICE OF PROCESS BY THE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTEE.
     Section 18. Integration; Effectiveness. This Guarantee alone sets forth the entire understanding of the Guarantors and the Agent relating to the guarantee of the Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guarantee shall become effective when it shall have been executed and delivered by the Guarantors to the Agent. Delivery of an executed signature page of this Guarantee by telecopy shall be effective as delivery of a manually executed signature page of this Guarantee.
     Section 19. Automatic Release. As provided in Section 9.02 of the Credit Agreement, a Guarantor shall be automatically released from its obligations under this Guarantee upon the satisfaction of the conditions set forth therein.
     Section 20. Amendment and Restatement. This Guarantee is an amendment and restatement of that certain Amended and Restated Guarantee Agreement dated November 18, 2009, by each of the Subsidiaries of the Borrower party thereto in favor of the Administrative

Agent under that certain Amended and Restated Credit Agreement dated November 18, 2009, by and among the Borrower, the Administrative Agent, BBVA Compass and Bank of Nova Scotia, as Documentation Agents, and the lenders party thereto.
END OF TEXT

     IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:	SCI MANAGEMENT L.P.

	By:	SCI ADMINISTRATIVE SERVICES, LLC, General Partner

		By:	/s/ Curtis G. Briggs Curtis G. Briggs
President

SCI EASTERN MARKET SUPPORT CENTER, L.P.

	By:	SCI EOPS HQ, INC., General Partner

		By:	/s/ Curtis G. Briggs Curtis G. Briggs
Vice President

SCI HOUSTON MARKET SUPPORT CENTER, L.P.

	By:	SCI HOUSTON HUB, INC., General Partner

		By:	/s/ Curtis G. Briggs Curtis G. Briggs
Vice President

REMEMBRANCE MEMORIAL TRADITIONS, LLC

	By:	/s/ Curtis G. Briggs Curtis G. Briggs
Manager

PINEY GROVE, LLC and STORMY SKY, LLC

By:	/s/ Edward A. Fowler Edward A. Fowler
Manager of each of the above-named companies

EVANS & EARLY MORTUARY, LLC

By:	/s/ Janet S. Key Janet S. Key
Manager

EACH OF THE OTHER SUBSIDIARIES LISTED ON SCHEDULE 1 HERETO

By:	/s/ Curtis G. Briggs Curtis G. Briggs
President or Vice President of each of such subsidiaries

MFH, L.L.C. By: CAROTHERS HOLDING COMPANY, LLC, Member
By:	/s/ Curtis G. Briggs
Curtis G. Briggs
Vice President

Signature Page to Guarantee Agreement

SCHEDULE 1
GUARANTORS
ADVANCE FUNERAL INSURANCE SERVICES
ADVANCE PLANNING OF AMERICA, INC.
ADVANCED PLANNING (ALABAMA), INC.
AFFILIATED FAMILY FUNERAL SERVICE, INC.
ALDERWOODS (ALASKA), INC.
ALDERWOODS (ARIZONA), INC.
ALDERWOODS (ARKANSAS), INC.
ALDERWOODS (CHICAGO CENTRAL), INC.
ALDERWOODS (CHICAGO NORTH), INC.
ALDERWOODS (COLORADO), INC.
ALDERWOODS (CONNECTICUT), INC.
ALDERWOODS (GEORGIA), INC.
ALDERWOODS (IDAHO), INC.
ALDERWOODS (ILLINOIS), INC.
ALDERWOODS (INDIANA), INC.
ALDERWOODS (KANSAS), INC.
ALDERWOODS (MARYLAND), INC.
ALDERWOODS (MASSACHUSETTS), INC.
ALDERWOODS (MICHIGAN), INC.
ALDERWOODS (MINNESOTA), INC.
ALDERWOODS (MISSISSIPPI), INC.
ALDERWOODS (MISSOURI), INC.
ALDERWOODS (MONTANA), INC.
ALDERWOODS (NEVADA), INC.
ALDERWOODS (NEW MEXICO), INC.
ALDERWOODS (NEW YORK), LLC
ALDERWOODS (NORTH CAROLINA), INC.
ALDERWOODS (OHIO) CEMETERY MANAGEMENT, INC.
ALDERWOODS (OHIO) FUNERAL HOME, INC.
ALDERWOODS (OKLAHOMA), INC.
ALDERWOODS (OREGON), INC.
ALDERWOODS (PARTNER), INC.
ALDERWOODS (SOUTH CAROLINA), INC.
ALDERWOODS (TENNESSEE), LLC
ALDERWOODS (TEXAS), INC.
ALDERWOODS (VIRGINIA), INC.
ALDERWOODS (WASHINGTON), INC.
ALDERWOODS (WEST VIRGINIA), INC.
ALDERWOODS (WISCONSIN), INC.
ALDERWOODS GROUP (CALIFORNIA), INC.
AMERICAN BURIAL AND CREMATION CENTERS, INC.
AMG, INC.
Schedule 1 to Signature Page to Guarantee Agreement

AUMAN FUNERAL HOME, INC.
AUMAN’S, INC.
BAMFH, INC.
BEHM FUNERAL PROPERTIES, INC.
BENNETT-EMMERT-SZAKOVITS FUNERAL HOME, INC.
BRIGHT UNDERTAKING COMPANY
BURGEE-HENSS-SEITZ FUNERAL HOME, INC.
CALIFORNIA CEMETERY AND FUNERAL SERVICES, LLC
CAROTHERS HOLDING COMPANY, LLC
CEMCARE, INC.
CHARLES S. ZEILER & SON, INC.
CHAS. PETER NAGEL LLC
CHICAGO CEMETERY CORPORATION
CHRISTIAN FUNERAL SERVICES, INC.
DANZANSKY-GOLDBERG MEMORIAL CHAPELS, INC.
DIGNITY MEMORIAL NETWORK, INC.
DIRECTORS SUCCESSION PLANNING II, INC.
DIRECTORS SUCCESSION PLANNING, INC.
DSP GENERAL PARTNER II, INC.
DSP GENERAL PARTNER, INC.
DUNWOOD CEMETERY SERVICE COMPANY
EAGLE FINANCIAL ASSOCIATES, INC.
EARTHMAN HOLDINGS, INC.
EARTHMAN LP, INC.
ECI CEMETERY SERVICES OF MARYLAND, LLC
ECI SERVICES OF MAINE, INC.
ECI SERVICES OF NEW HAMPSHIRE, INC.
ED MELENYZER CO.
EDWARD SAGEL FUNERAL DIRECTION, INC.
ELMWOOD ACQUISITION CORPORATION
ENSURE AGENCY OF PENNSYLVANIA, INC.
EVERGREEN FUNERAL HOME AND CEMETERY, INC.
FAMILY CARE, INC.
FHC REALTY, INC.
FLECK FUNERAL HOME, INC.
FLORIDA MARKER, LLC
FRANCIS F. SEIDEL, INC.
FUNERAL SERVICE PENNSYLVANIA, LLC
FUNERAL SERVICE, INC.
GARDEN STATE CREMATORY, INC.
GARY L. KAUFMAN FUNERAL HOME AT MEADOWRIDGE MEMORIAL PARK, INC.
GARY L. KAUFMAN FUNERAL HOME SOUTHWEST, INC.
GEORGE WASHINGTON CEMETERY COMPANY, LLC
GILA MOUNTAIN DEVELOPMENT CO., INC.
GRACELAND CEMETERY DEVELOPMENT CO.
GREEN SERVICE CORPORATION
Schedule 1 to Signature Page to Guarantee Agreement

H. SAMSON, INC.
H.P. BRANDT FUNERAL HOME, INC.
HAROLD B. MULLIGAN CO., INC.
HAWAIIAN MEMORIAL LIFE PLAN, LTD.
HEALY-HAHN FUNERAL PARTNERS, INC.
HHFP, INC.
I. J. MORRIS, LLC
INVESTMENT CAPITAL CORPORATION
JOSEPH GAWLER’S SONS, LLC
KER-WESTERLUND FUNERAL HOME, INC.
KEYSTONE ADVANCE PLANNING, INC.
KEYSTONE AMERICA, INC.
KEYSTONE GROUP HOLDINGS, INC.
KEYSTONE KENTUCKY, INC.
KEYSTONE MICHIGAN, INC.
KNAUSS ENTERPRISES LIMITED LIABILITY COMPANY
KNEE FUNERAL HOME OF WILKINSBURG, INC.
LAKE VIEW MEMORIAL GARDENS, INC.
LAUGHLIN FUNERAL HOME, LTD.
LEMMON FUNERAL HOME OF DULANEY VALLEY, INC.
LINEBERRY GROUP, INC.
LORING BYERS FUNERAL DIRECTORS, INC.
MAKING EVERLASTING MEMORIES, LLC
MCHUGH FUNERAL HOME, INC.
MEMORIAL GUARDIAN PLANS, INC., a Delaware corporation
MEMORIAL GUARDIAN PLANS, INC., a Missouri corporation
MILLER-DIPPEL FUNERAL HOME, INC.
MORAN-ASHTON FUNERAL HOME, INC.
MOUNT AUBURN MEMORIAL PARK, INC.
MOUNT VERNON MEMORIAL PARK
NATIONAL CREMATION SERVICE, INC.
NEW YORK FUNERAL CHAPELS, LLC
NEW YORK MARKER, LLC
NINETEEN THIRTY-FIVE HOLDINGS, INC.
NORTHERN LAND COMPANY, INC.
OAK WOODS MANAGEMENT COMPANY
OAKLAWN CEMETARY ASSOCIATION
OSIRIS HOLDING CORPORATION
OSIRIS HOLDING OF FLORIDA, INC.
PALM MORTUARY, INC.
PHOENIX MEMORIAL PARK ASSOCIATION
PINEVIEW MEMORIAL PARK, INC.
PIONEER FUNERAL PLANS, INC.
PSI FUNDING, INC.
REEVES, INC.
RH CEMETERY CORP.
Schedule 1 to Signature Page to Guarantee Agreement

RH MORTUARY CORPORATION
RIDGEWOOD CEMETERY COMPANY, INC.
ROBERT DOUGLAS GOUNDREY FUNERAL HOME, INC.
ROBERT L. HENDRICKS FUNERAL HOME, INC.
ROHLAND FUNERAL HOME
ROSE HILLS COMPANY
ROSE HILLS HOLDINGS CORP.
ROSEDALE CEMETERY COMPANY
ROSEDALE FUNERAL CHAPEL, INC.
RUZICH FUNERAL HOME, INC.
S & H PROPERTIES AND ENTERPRISES, INC.
SALVATORE AIR TRANSPORTATION CORP.
SAUL-GABAUER FUNERAL HOME, INC.
SCHIMUNEK FUNERAL HOME, INC.
SCI ADMINISTRATIVE SERVICES, LLC
SCI ALABAMA FUNERAL SERVICES, LLC
SCI ALASKA FUNERAL SERVICES, INC.
SCI ARIZONA FUNERAL SERVICES, INC.
SCI ARKANSAS FUNERAL SERVICES, INC.
SCI CALIFORNIA FUNERAL SERVICES, INC.
SCI CAPITAL CORPORATION
SCI COLORADO FUNERAL SERVICES, INC.
SCI CONNECTICUT FUNERAL SERVICES, LLC
SCI EOPS HQ, INC.
SCI EXECUTIVE SERVICES, INC.
SCI FINANCIAL SERVICES, INC.
SCI FUNERAL & CEMETERY PURCHASING COOPERATIVE, INC.
SCI FUNERAL SERVICES OF FLORIDA, INC.
SCI FUNERAL SERVICES OF NEW YORK, INC.
SCI FUNERAL SERVICES, LLC
SCI GEORGIA FUNERAL SERVICES, INC.
SCI HOUSTON HUB, INC.
SCI ILLINOIS SERVICES, INC.
SCI INDIANA FUNERAL SERVICES, INC.
SCI INVESTMENT SERVICES, INC.
SCI IOWA FINANCE COMPANY
SCI IOWA FUNERAL SERVICES, INC.
SCI KANSAS FUNERAL SERVICES, INC.
SCI KENTUCKY FUNERAL SERVICES, INC.
SCI LOAN SERVICES, LLC
SCI LOUISIANA FUNERAL SERVICES, INC.
SCI MARYLAND FUNERAL SERVICES, INC.
SCI MICHIGAN FUNERAL SERVICES, INC.
SCI MINNESOTA FUNERAL SERVICES, INC.
SCI MISSISSIPPI FUNERAL SERVICES, INC.
SCI MISSOURI FUNERAL SERVICES, INC.
Schedule 1 to Signature Page to Guarantee Agreement

SCI NEBRASKA FUNERAL SERVICES, INC.
SCI NEW JERSEY FUNERAL SERVICES, INC.
SCI NEW MEXICO FUNERAL SERVICES, INC.
SCI NORTH CAROLINA FUNERAL SERVICES, LLC
SCI OHIO FUNERAL SERVICES, INC.
SCI OKLAHOMA FUNERAL SERVICES, INC.
SCI OREGON FUNERAL SERVICES, INC.
SCI PENNSYLVANIA FUNERAL SERVICES, INC.
SCI RHODE ISLAND FUNERAL SERVICES, LLC
SCI SERVICES (ALABAMA), INC.
SCI SOUTH CAROLINA FUNERAL SERVICES, INC.
SCI SPECIAL, INC.
SCI TENNESSEE FUNERAL SERVICES, LLC
SCI TEXAS FUNERAL SERVICES, INC.
SCI UTAH FUNERAL SERVICES, INC.
SCI VIRGINIA FUNERAL SERVICES, INC.
SCI WASHINGTON FUNERAL SERVICES, INC.
SCI WEST VIRGINIA FUNERAL SERVICES, INC.
SCI WESTERN MARKET SUPPORT CENTER, INC.
SCI WISCONSIN FUNERAL SERVICES, INC.
SENTINEL SECURITY PLANS, INC.
ST. LAURENT FUNERAL HOME, INC.
STEPHENS BURIAL ASSOCIATION, INC.
STEPHENS FUNERAL BENEFIT ASSOCIATION, INC.
STEPHENS FUNERAL FUND, INC.
STERLING-ASHTON-SCHWAB FUNERAL HOME, INC.
STERLING-ASHTON-SCHWAB-WITZKE FUNERAL HOME OF CANTONVILLE, INC.
THE KNOLLWOOD CEMETERY COMPANY
THE SCHIMUNEK FUNERAL HOME OF BEL AIR, INC.
THEO C. AUMAN, INC.
THOMAS M. QUINN & SONS, LLC
TMJ LAND, INC.
UNISERVICE CORPORATION
UNIVERSAL MEMORIAL CENTERS V, INC.
UNIVERSAL MEMORIAL CENTERS VI, INC.
VANCOUVER FUNERAL CHAPEL, INC.
WACO MEMORIAL PARK, INC.
WASATCH LAND AND IMPROVEMENT COMPANY
WESTMINSTER GARDENS, INC.
WFG LIQUIDATION CORPORATION
WIEN & WIEN, INC.
WITZKE FUNERAL HOMES, INC.
WMP, INC.
WOODLAWN CEMETERY OF CHICAGO, INC.
WOODLAWN MEMORIAL PARK, INC.
WORKMAN MILL INVESTMENT COMPANY
Schedule 1 to Signature Page to Guarantee Agreement

WPALM, INC.
ZARRO FUNERAL HOME
ZS ACQUISITION, INC.
Schedule 1 to Signature Page to Guarantee Agreement

EXHIBIT 1.01B
FORM OF PROMISSORY NOTE

SECOND AMENDED AND RESTATED
REVOLVING PROMISSORY NOTE

$______________	_____________, 2011
     FOR VALUE RECEIVED, the undersigned, SERVICE CORPORATION INTERNATIONAL, a Texas corporation, the Borrower under that certain Second Amended and Restated Revolving Credit Agreement dated as of March 18, 2011 (as may be amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, HEREBY PROMISES TO PAY to the order of ____________________ (“Lender”), the amount as may be advanced from time to time under the Credit Agreement by the Lender in accordance with such Lender’s Commitment outstanding from time to time. All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof until the principal amount hereof has been paid in full and the Commitments are terminated, at the place and at such times and at such interest rates as are specified in the Credit Agreement. Payments made by the Borrower in respect of the amounts due hereunder shall be allocated to the Lender by the Administrative Agent on the terms specified in the Credit Agreement.
     This Note is one of the Notes in respect of the Revolving Loans referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement, which such Notes amend and restate in their entirety those certain revolving promissory notes executed in connection with that certain Amended and Restated Revolving Credit Agreement dated November 18, 2009, by and among the Borrower, the Administrative Agent, BBVA Compass and Bank of Nova Scotia, as Documentation Agents, and the lenders party thereto. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender and other Lenders to the Borrower from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.
     The Borrower and any and all endorsers, guarantors and sureties severally waive grace (except to the extent expressly provided in the Credit Agreement), demand, presentment for payment, notice of dishonor or default, acceleration, intent to accelerate, protest and notice of
Credit Agreement
Exhibit 1.01B

protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.
     This Note shall be governed by and construed under the laws of the State of Texas and the applicable laws of the United States of America.
     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

BORROWER: SERVICE CORPORATION INTERNATIONAL
By:
Eric D. Tanzberger
Senior Vice President Chief Financial Officer and Treasurer

Credit Agreement
Exhibit 1.01B

EXHIBIT 4.01(h)
FORM OF BORROWING REQUEST
JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 South Dearborn, 19th Floor
Chicago, Illinois 60603-2003
Attention: Nanette Wilson
Telecopy: (312) 732-1544
Re:	Second Amended and Restated Revolving Credit Agreement dated as of March 18, 2011, by and among Service Corporation International (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party to the Credit Agreement
Ladies and Gentlemen:
     Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:

(a)	Amount of Loan: $_________

(b)	Requested funding date: ___________________

(c)	Type of Loan:

_________ CBFR Loan;

_________ Eurodollar Loan; or

_________ Swing Line Loan

(d)	Requested Interest Period for Eurodollar Loan: ______________

(e)	Location and number of the Borrower’s account to which funds are to be disbursed:

________________

________________
     The undersigned certifies that [s]he is an authorized officer of the Borrower and as such [s]he is authorized to execute this request on behalf of the Borrower. The Borrower represents and warrants that (i) the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement and that no Default or Event of Default shall exist or will
Credit Agreement
Exhibit 4.01(h)

occur as a result of the making of such requested Borrowing; and (ii) the representations and warranties contained in Article III of the Credit Agreement are correct as of the date of the Borrowing requested hereby, after giving effect to such Borrowing.
     Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours, SERVICE CORPORATION INTERNATIONAL, a Texas corporation
By:
Name:
Title:

Credit Agreement
Exhibit 4.01(h)

EXHIBIT 5.01
FORM OF COMPLIANCE CERTIFICATE
     The undersigned hereby certifies that [s]he is the [chief financial officer/principal accounting officer/treasurer/controller] of Service Corporation International, a Texas corporation (the “Borrower”) and that as such [s]he is authorized to execute this certificate on behalf of the Company. With reference to the Second Amended and Restated Revolving Credit Agreement dated as of March 18, 2011 (together with all amendments or supplements thereto being the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders (as defined in the Credit Agreement), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):
(a)	The representations and warranties of the Borrower and its Subsidiaries contained in Article III of the Credit Agreement and in the Loan Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and to the best of the undersigned’s knowledge are true and correct in all material respects at and as of the time of such delivery, except for such representations and warranties as are by their express terms limited to a specific date. Calculations demonstrating compliance with the representation contained in Section 3.10 are set forth on the worksheet attached hereto as Exhibit A.

(b)	The worksheet attached hereto as Exhibit B sets forth all permitted Indebtedness, which is subject to dollar limitations, of the Borrower and its Subsidiaries pursuant to Section 6.01.

(c)	The worksheet attached hereto as Exhibit C sets forth all asset sales necessary to demonstrate compliance with Section 6.07(c) of the Credit Agreement.

(d)	The worksheet attached hereto as Exhibit D sets forth all Restricted Payments of the Borrower and its Subsidiaries and demonstrates compliance with Section 6.09 of the Credit Agreement.

(e)	The Borrower hereby certifies that no Event of Default or Default has occurred or is continuing.

(f)	Calculations for all financial covenants contained in the Credit Agreement are set forth in the worksheet attached hereto as Exhibit E.

(g)	Except as set forth on Exhibit F attached hereto, there have been no changes in GAAP or in the application thereof, as used in the preparation of the Borrower’s consolidated financial statements, since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement.
Credit Agreement
Exhibit 5.01

     EXECUTED AND DELIVERED this _____ day of _______________, 20_.

BORROWER: SERVICE CORPORATION INTERNATIONAL
By:
Name:
Title:

Credit Agreement
Exhibit 5.01

EXHIBIT A to
EXHIBIT 5.01
CALCULATION WORKSHEET FOR
ERISA REPRESENTATION
(SECTION 3.10 OF CREDIT AGREEMENT)

C. Fair Market
	B. Present Value of Accumulated	Value of Plan
A. Each Plan	Benefit Obligations	Assets	Difference between B and C

Total			[1]

C. Fair Market
A. Each	B. Present Value of Accumulated	Value of Plan
Under-funded Plan	Benefit Obligations	Assets	Difference between B and C

Total			[2]

[1]	Must not exceed $30,000,000

[2]	Must not exceed $50,000,000
Credit Agreement
Exhibit A to Exhibit 5.01

EXHIBIT B to
EXHIBIT 5.01
INDEBTEDNESS
As of the date of the attached financial statements:

Indebtedness of the Type
Described in the Credit Agreement	Actual Amount		Covenant Amount
Section 6.01(f) (purchase money, etc.)	$	__________________	≤ $75,000,000

Section 6.01(g) (Foreign Subsidiaries)	$	__________________	≤ $100,000,000

Section 6.01(h) (Subsidiaries)	$	__________________	≤ $20,000,000

Section 6.01(i) (covenants not to compete)	$	__________________	≤ $50,000,000

Section 6.01(k) (other)	$	__________________	≤ $100,000,000
Credit Agreement
Exhibit B to Exhibit 5.01

EXHIBIT C to
EXHIBIT 5.01
ASSET SALES
(Section 6.07 of Credit Agreement)
(a)	Transfers, leases and other dispositions of assets (excluding accounts receivable, inventory, used or surplus equipment, Permitted Investments in the ordinary course of business and any sales, transfers and dispositions to the Borrower or a Subsidiary) since the Effective Date:

[list dispositions, dates, book value and non-cash consideration]

(b)	Aggregate book value of all asset dispositions described in (a) above.
$________________1
(c)	Aggregate maximum book value of all asset dispositions described in (a) above
$_________________
(d)	Aggregate non-cash consideration received in connection with asset dispositions described in (a) above
$________________2

[1]	Cannot exceed $1,838,108,000

[2]	Cannot exceed $200,000,000
Credit Agreement
Exhibit D to Exhibit 5.01

EXHIBIT D to
EXHIBIT 5.01
RESTRICTED PAYMENTS
(Section 6.09 of Credit Agreement)
          [Complete Section A if the Leverage Ratio as of the date of the attached financial statements is greater than 3.75 to 1.0]
          A. (i) List all dividends made by Borrower during the calendar year including the date of the attached financial statements:
$_______________
          (ii) Minus any dividend in excess of a rate of $18,750,000 per fiscal quarter declared when, on the date of its declaration, the Leverage Ratio was less than or equal to 3.75 to 1.0:
$_______________
Total: $_______________1

[1]	Must not exceed $75,000,000 in the aggregate in any calendar year.
Credit Agreement
Exhibit E to Exhibit 5.01

EXHIBIT E to
EXHIBIT 5.01
FINANCIAL COVENANT CALCULATION WORKSHEET

	Pro Forma	Covenant
	Calculation	Requirement
Interest Coverage Ratio:
(i) Consolidated EBITDA
To
(ii) Consolidated Interest Expense:
the actual Cash Interest Expense (including imputed interest expense in respect of Capital Lease Obligations)
Leverage Ratio:
The difference of:
(i) Total Debt
minus
(ii) unrestricted cash on hand in excess of $25,000,000
To
Consolidated EBITDA
Calculation of Consolidated EBITDA

A. Consolidated Operating Income	$___________
     (i) minus any gains or plus any losses on sales and impairments of assets, to the extent included in Consolidated Operating Income;
$________________
     (ii) plus depreciation and amortization (to the extent included in operating expenses and excluding amortization of deferred loan costs);
$________________
     (iii) plus non-cash stock compensation expense/amortization (to the extent included in operating expenses);
$________________
     (iv) plus rent expense in previous periods associated with assets later capitalized with on-balance sheet debt;
$________________
Credit Agreement
Exhibit E to Exhibit 5.01

     (v) plus (A) actual non-recurring cash expenses incurred and related to any acquisition to the extent included in operating expenses and not to exceed $40,000,000 in aggregate in any 12 month period, including expenses within the first 24 months after the related acquisition, such as severance of management and employees, termination costs and buyouts of contracts and lease agreements, conversions of computer systems and networks, transfer of documents and other assets, legal and advisory fees directly related to such acquisition and the financing thereof, and other items reasonably incurred of a similar nature and (B) non-cash acquisition expenses that would not otherwise be picked up in other non-cash addbacks to EBITDA;1
$_________________
     (vi) minus expenses attributable to surety premiums;
$__________________
     (vii) minus Pro Forma Divested EBITDA (to the extent positive and previously included in operating income) or plus Pro Forma Divested EBITDA (to the extent negative and previously included in operating income);2
$__________________
     (viii) plus EBITDA of any acquired operations in the period from the beginning of the period for which EBITDA is to be determined to the date of such acquisition;3
$__________________
     (ix) plus EBITDA of discontinued operations still owned (to the extent positive) and minus EBITDA of discontinued operations still owned (to the extent negative);
$__________________
     (x) plus net cash flow from/to non-consolidated joint ventures to the extent received/paid in cash; and
$__________________
     (xi) plus non-recurring and non-cash expenses (to the extent included in operating expenses) and minus non-recurring and non-cash income (to the extent included in operating income).
$__________________

[1]	Detail of expenses related to acquisition(s) attached.

[2]	Detail of Pro Forma Divested EBITDA attached.

[3]	Detail of acquired EBITDA attached.
Credit Agreement
Exhibit E to Exhibit 5.01

Equals Consolidated EBITDA	$_________________
B.	Calculation of Total Debt
     (i) obligations for borrowed money, deposits, advances, bonds, debentures, notes and any obligations upon which interest is commonly paid;
$___________________
     (ii) obligations under conditional sale or other title retention agreements relating to property acquired by the Borrower or its Subsidiaries;
$___________________
     (iii) obligations in respect of deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);
$___________________
     (iv) Indebtedness of others secured by any Lien on property owned or acquired by the Borrower or its Subsidiaries;
$___________________
     (v) Guarantees of Indebtedness;
$___________________
     (vi) Capital Lease Obligations;
$___________________
     (vii) obligations in respect of letters of credit and letters of guaranty; and
$___________________
     (viii) obligations in respect of banker’s acceptances.
$___________________

Equals Total Debt	$________________
Credit Agreement
Exhibit E to Exhibit 5.01

EXHIBIT F to
EXHIBIT 5.01
CHANGES
Credit Agreement
Exhibit F to Exhibit 5.01

EXHIBIT 9.04
FORM OF ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	____________________________

2.	Assignee:	____________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Service Corporation International

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

Exhibit 9.04-1

5.	Credit Agreement:	The $500,000,000 Second Amended and Credit Agreement dated as of ___________, 2011 among Service Corporation International, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans	Commitment/Loans	Percentage Assigned of
Facility Assigned	for all Lenders	Assigned	Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%
	$	$	%
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit 9.04-2

Consented to and Accepted:
JPMorgan Chase Bank, N.A.,
as [Administrative Agent,]3 Issuing Bank and Swingline Lender

By
Name:
Title:

[Consented to:]4
[SERVICE CORPORATION INTERNATIONAL]

By
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit 9.04-3

ANNEX 1
[__________________]5
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,6 (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender7, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[5]	Describe Credit Agreement at option of Administrative Agent.

[6]	The term “Loan Document” should be conformed to that used in the Credit Agreement.

[7]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

Annex 1 - 1

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

Annex 1 - 2

SCHEDULE 2.01
COMMITMENTS

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$55,000,000
Bank of America, N.A.	$55,000,000
Compass Bank	$40,000,000
The Bank of Nova Scotia	$40,000,000
SunTrust Bank	$40,000,000
Regions Bank	$37,500,000
US Bank, N.A.	$37,500,000
Wells Fargo Bank, N.A.	$37,500,000
Amegy Bank National Association	$32,500,000
BOKF, NA dba Bank of Texas	$32,500,000
Raymond James Bank, FSB	$25,000,000
Branch Banking and Trust Company	$22,500,000
Comerica Bank	$22,500,000
Royal Bank of Canada	$22,500,000
TOTAL	$500,000,000

Schedule 2.01-1

Schedule 2.06 (k)
Letters of Credit
Letters of Credit

Reliance Insurance Co.	5,769,466
National Union / American Home Assurance[1]	4,600,000
Old Republic Insurance Co.	25,737,142
CNA Insurance Cos.º	1,552,000
Old Republic Insurance Company	3,900,000
Old Republic Insurance Company of Canada[2]	531,000

42,089,608

Schedule 3.06
Note: As used herein, “SCI”, “Company”, “we”, “our”, and “us” refer to Service Corporation International and companies owned directly or indirectly by Service Corporation International, unless the context requires otherwise.
Litigation
We are a party to various litigation matters, investigations, and proceedings. For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies, and the likelihood of an unfavorable outcome. We intend to vigorously defend ourselves in the lawsuits described herein; however, if we determine that an unfavorable outcome is probable and can be reasonably estimated, we establish the necessary accruals. We hold certain insurance policies that may reduce cash outflows with respect to an adverse outcome of certain of these litigation matters. We accrue such insurance recoveries when they become probable of being paid and can be reasonably estimated.
Burial Practices Claims. We are named as a defendant in various lawsuits alleging improper burial practices at certain of our cemetery locations. These lawsuits include but are not limited to the Garcia and Sands lawsuits described in the following paragraphs.
Reyvis Garcia and Alicia Garcia v. Alderwoods Group, Inc., Osiris Holding of Florida, Inc, a Florida corporation, d/b/a Graceland Memorial Park South, f/k/a Paradise Memorial Gardens, Inc., was filed in December 2004, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, Case No. 04-25646 CA 32. Plaintiffs are the son and sister of the decedent, Eloisa Garcia, who was buried at Graceland Memorial Park South in March 1986, when the cemetery was owned by Paradise Memorial Gardens, Inc. Initially, the suit sought damages on the individual claims of the plaintiffs relating to the burial of Eloisa Garcia. Plaintiffs claimed that due to poor recordkeeping, spacing issues and maps, and the fact that the family could not afford to purchase a marker for the grave, the burial location of the decedent could not be readily located. Subsequently, the decedent’s grave was located and verified. In July 2006, plaintiffs amended their complaint, seeking to certify a class of all persons buried at this cemetery whose burial sites cannot be located, claiming that this was due to poor recordkeeping, maps, and surveys at the cemetery. Plaintiffs subsequently filed a third amended class action complaint and added two additional named plaintiffs. The plaintiffs are seeking unspecified monetary damages, as well as equitable and injunctive relief. No class has been certified in this matter. We cannot quantify our ultimate liability, if any, for the payment of any damages.
F. Charles Sands, individually and on behalf of all others similarly situated, v. Eden Memorial Park, et al.; Case No. BC421528; in the Superior Court of the State of California for the County of Los Angeles — Central District. This case was filed in September 2009 against SCI and certain subsidiaries regarding our Eden Memorial Park cemetery in Mission Hills, California. The plaintiff seeks to certify a class of cemetery plot owners and their families. The plaintiff also seeks the appointment of a receiver to oversee cemetery operations. The plaintiff claims the cemetery damaged and desecrated burials in order to prepare adjoining graves for subsequent burials. Since the case is in its preliminary stages, we cannot quantify our ultimate liability, if any, for the payment of any damages.
Antitrust Claims. We are named as a defendant in an antitrust case filed in 2005. The case is Cause No 4:05-CV-03394; Funeral Consumers Alliance, Inc. v. Service Corporation International, et al.; in the United States District Court for the Southern District of Texas — Houston (“Funeral Consumers Case”). This was a purported class action on behalf of casket consumers throughout the United States alleging that we and several other companies involved in the funeral industry violated federal antitrust laws and state consumer laws by engaging in various anti-competitive conduct associated with the sale of caskets. Based on the case proceeding as a class action, the plaintiffs filed an expert report indicating that the damages sought from all defendants range from approximately $950 million to $1.5 billion, before trebling. However, the trial court denied the plaintiffs’ motion to certify the case as a class action. We deny that we engaged in anticompetitive practices related to our casket sales and we have filed reports of our experts, which vigorously dispute the validity of the plaintiffs’ damages theories and calculations. The trial court dismissed plaintiffs’ claims on September 24, 2010, and the plaintiffs filed an appeal on October 19, 2010.
Wage and Hour Claims. We are named a defendant in various lawsuits alleging violations of federal and state laws regulating wage and hour overtime pay, including but not limited to the Prise, Bryant, Bryant, Helm, and Stickle lawsuits described in the following paragraphs.
Prise, et al., v. Alderwoods Group, Inc., and Service Corporation International; Cause No. 06-164; in the United States District Court for the Western District of Pennsylvania (the “Wage and Hour Lawsuit”). The Wage and Hour Lawsuit was filed by two former Alderwoods (Pennsylvania), Inc. employees in December 2006 and purports to have been brought under the Fair Labor Standards Act (“FLSA”) on behalf of all Alderwoods and SCI-affiliated employees who performed work for which they were not fully compensated, including work for which overtime pay was owed. The court has conditionally certified a class of claims as to certain job positions for Alderwoods employees.
Plaintiffs allege causes of action for violations of the FLSA, failure to maintain proper records, breach of contract, violations of state wage and hour laws, unjust enrichment, fraud and deceit, quantum meruit, negligent misrepresentation, and negligence. Plaintiffs seek injunctive relief, unpaid wages, liquidated, compensatory, consequential and punitive damages, attorneys’ fees and costs, and pre- and post-judgment interest. We cannot quantify our ultimate liability, if any, in this lawsuit.
Bryant, et al. v. Alderwoods Group, Inc., Service Corporation International, et al.; Case No. 3:07-CV-5696-SI; in the U.S. District Court for the Northern District of California. This lawsuit was filed on November 8, 2007 against SCI and various subsidiaries and individuals. It is related to the Wage and Hour Lawsuit, raising similar claims and brought by the same attorneys. This lawsuit has been transferred to the U.S. District Court for the Western District of Pennsylvania and is now Case No. 08-CV-00891-JFC. We cannot quantify our ultimate liability, if any, in this lawsuit.
Bryant, et al. v. Service Corporation International, et al.; Case No. RG-07359593; and Helm, et al. v. AWGI & SCI ; Case No. RG-07359602; in the Superior Court of the State of California, County of Alameda. These cases were filed on December 5, 2007 by counsel for plaintiffs in the Wage and Hour Lawsuit. These cases assert state law claims similar to the federal claims asserted in the Wage and Hour Lawsuit. These cases were removed to federal court in the U.S. District Court for the Northern District of California, San Francisco/Oakland Division. The Bryant case is now Case No. 3:08-CV-01190-SI and the Helm case is now Case No. C 08-01184- SI. On December 29, 2009, the court in the Helm case denied the plaintiffs’ motion to certify the case as a class action. The plaintiffs have modified and refiled their motion for certification. The plaintiffs have also filed 21 additional lawsuits with similar allegations seeking class certification of state law claims in different states. We cannot quantify our ultimate liability, if any, in these lawsuits.
Stickle, et al. v. Service Corporation International, et al.; Case No. 08-CV-83; in the U.S. District Court for Arizona, Phoenix Division. Counsel for plaintiffs in the Wage and Hour Lawsuit filed this case on January 17, 2008, against SCI and various related entities and individuals asserting FLSA and other ancillary claims based on the alleged failure to pay for overtime. In September 2009, the Court conditionally certified a class of claims as to certain job positions of SCI affiliated employees. We cannot quantify our ultimate liability, if any, in this lawsuit.
The ultimate outcome of the matters described above cannot be determined at this time. We intend to vigorously defend all of the above lawsuits; however, an adverse decision in one or more of such matters could have a material effect on us, our financial condition, results of operations, and cash flows.

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
CA	ADVANCE FUNERAL INSURANCE SERVICES	Alderwoods Group (California), Inc.	100.00%
IN	ADVANCE PLANNING OF AMERICA, INC.	Alderwoods Group, LLC	100.00%
AL	ADVANCED PLANNING (ALABAMA), INC.	Alderwoods Group, LLC	100.00%
DE	SCI SERVICES (ALABAMA), INC.	SCI Georgia Funeral Services, Inc.	100.00%
AK	ALDERWOODS (ALASKA), INC.	Alderwoods Group, LLC	100.00%
AZ	ALDERWOODS (ARIZONA), INC.	Alderwoods Group, LLC	55.00%
	ALDERWOODS (ARIZONA), INC.	Osiris Holding Corporation	45.00%
AR	ALDERWOODS (ARKANSAS), INC.	Alderwoods Group, LLC	100.00%
IL	ALDERWOODS (CHICAGO CENTRAL), INC.	Alderwoods (Illinois), Inc.	71.00%
	ALDERWOODS (CHICAGO NORTH), INC.	SCI Funeral Services of Florida, Inc.	56.25%
	ALDERWOODS (CHICAGO NORTH), INC.	Alderwoods Group, LLC	43.65%
CO	ALDERWOODS (COLORADO), INC.	Alderwoods Group, LLC	100.00%
CT	ALDERWOODS (CONNECTICUT), INC.	Alderwoods Group, LLC	51.80%
	ALDERWOODS (CONNECTICUT), INC.	Alderwoods (New York), LLC	48.20%
GA	ALDERWOODS (GEORGIA), INC.	Alderwoods Group, LLC	100.00%
ID	ALDERWOODS (IDAHO), INC.	Alderwoods Group, LLC	100.00%
IL	ALDERWOODS (ILLINOIS), INC.	Alderwoods Group, LLC	100.00%
IN	ALDERWOODS (INDIANA), INC.	Alderwoods Group, LLC	88.50%
	ALDERWOODS (INDIANA), INC.	Alderwoods (Tennessee), LLC	11.50%
KS	ALDERWOODS (KANSAS), INC.	Alderwoods Group, LLC	100.00%
MD	ALDERWOODS (MARYLAND), INC.	Alderwoods Group, LLC	100.00%
MA	ALDERWOODS (MASSACHUSETTS), INC.	Alderwoods Group, LLC	100.00%
MI	ALDERWOODS (MICHIGAN), INC.	Alderwoods Group, LLC	100.00%
MN	ALDERWOODS (MINNESOTA), INC.	Alderwoods Group, LLC	100.00%
DE	ALDERWOODS (MISSISSIPPI), INC.	Alderwoods Group, LLC	100.00%
MO	ALDERWOODS (MISSOURI), INC.	Alderwoods Group, LLC	100.00%
MT	ALDERWOODS (MONTANA), INC.	Alderwoods Group, LLC	100.00%
NV	ALDERWOODS (NEVADA), INC.	Alderwoods Group, LLC	100.00%
NM	ALDERWOODS (NEW MEXICO), INC.	Alderwoods Group, LLC	100.00%
NY	ALDERWOODS (NEW YORK), LLC	SCI Funeral Services of New York, Inc.	100.00%
NC	ALDERWOODS (NORTH CAROLINA), INC.	Alderwoods Group, LLC	48.80%
	ALDERWOODS (NORTH CAROLINA), INC.	Carothers Holding Company, LLC	50.70%
	ALDERWOODS (NORTH CAROLINA), INC.	Lineberry Group, Inc	0.50%
OH	ALDERWOODS (OHIO) FUNERAL HOME, INC.	Alderwoods Group, LLC	100.00%
OK	ALDERWOODS (OKLAHOMA), INC.	Alderwoods Group, LLC	100.00%

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
OR	ALDERWOODS (OREGON), INC.	Alderwoods Group, LLC	100.00%
KY	ALDERWOODS (PARTNER), INC.	Alderwoods Group, LLC	100.00%
SC	ALDERWOODS (SOUTH CAROLINA), INC.	Alderwoods Group, LLC	44.00%
	ALDERWOODS (SOUTH CAROLINA), INC.	Carothers Holding Company, LLC	56.00%
TN	ALDERWOODS (TENNESSEE), LLC	Alderwoods Group, LLC	100.00%
CA	ALDERWOODS (TEXAS), INC.	Alderwoods Group, LLC	100.00%
VA	ALDERWOODS (VIRGINIA), INC.	Alderwoods Group, LLC	52.90%
	ALDERWOODS (VIRGINIA), INC.	Carothers Holding Company, LLC	0.50%
	ALDERWOODS (VIRGINIA), INC.	Lineberry Group, Inc	46.60%
WA	ALDERWOODS (WASHINGTON), INC.	Alderwoods Group, LLC	100.00%
WV	ALDERWOODS (WEST VIRGINIA), INC.	Alderwoods Group, LLC	100.00%
WI	ALDERWOODS (WISCONSIN), INC.	Alderwoods Group, LLC	99.00%
	ALDERWOODS (WISCONSIN), INC.	Osiris Holding Corporation	1.00%
CA	ALDERWOODS GROUP (CALIFORNIA), INC.	Alderwoods Group, LLC	100.00%
DE	ALDERWOODS GROUP, LLC	Service Corporation International	100.00%
DE	AMERICAN BURIAL AND CREMATION CENTERS, INC.	Alderwoods Group, LLC	100.00%
MI	AMG, INC.	Alderwoods (Virginia), Inc.	100.00%
OH	BENNETT-EMMERT-SZAKOVITS FUNERAL HOME, INC.	Alderwoods Group, LLC	100.00%
PA	BRIGHT UNDERTAKING COMPANY	Alderwoods Group, LLC	100.00%
NC	CAROTHERS HOLDING COMPANY, LLC	Alderwoods Group, LLC	100.00%
IL	CHICAGO CEMETERY CORPORATION	Alderwoods (Illinois), Inc.	100.00%
CA	DIRECTORS SUCCESSION PLANNING II, INC.	Directors Succession Planning, Inc	100.00%
CA	DIRECTORS SUCCESSION PLANNING, INC.	Alderwoods Group, LLC	100.00%
CA	DSP GENERAL PARTNER II, INC.	DSP General Partner, Inc.	100.00%
TX	DSP GENERAL PARTNER, INC.	Alderwoods Group, LLC	100.00%
TX	DUNWOOD CEMETERY SERVICE COMPANY	Alderwoods Group, LLC	80.00%
	DUNWOOD CEMETERY SERVICE COMPANY	Jackson’s-Burks-Walker-Tippitt	20.00%
TN	EAGLE FINANCIAL ASSOCIATES, INC.	Alderwoods Group, LLC	100.00%
TX	EARTHMAN HOLDINGS, INC.	Alderwoods Group, LLC	100.00%
CA	EARTHMAN LP, INC.	Earthman Holdings, Inc.	100.00%
IL	ELMWOOD ACQUISITION CORPORATION	Osiris Holding Corporation	100.00%
WA	EVERGREEN FUNERAL HOME AND CEMETERY, INC.	Alderwoods Group, LLC	100.00%
MS	FAMILY CARE, INC.	Alderwoods Group, LLC	100.00%
TX	FUNERAL SERVICE, INC.	SCI Texas Funeral Services, Inc.	100.00%
SC	GRACELAND CEMETERY DEVELOPMENT CO.	Alderwoods (Georgia), Inc.	100.00%
WA	GREEN SERVICE CORPORATION	Alderwoods Group, LLC	100.00%
PA	H. SAMSON, INC.	Alderwoods Group, LLC	100.00%
DE	H.P. BRANDT FUNERAL HOME, INC.	Alderwoods Group, LLC	100.00%
PA	KNEE FUNERAL HOME OF WILKINSBURG, INC.	Alderwoods Group, LLC	100.00%

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
NC	LINEBERRY GROUP, INC.	Alderwoods Group, LLC	100.00%
NC	MFH, L.L.C.	Carothers Holding Company, LLC	100.00%
IL	MOUNT AUBURN MEMORIAL PARK, INC.	Alderwoods (Illinois), Inc.	100.00%
PA	NINETEEN THIRTY-FIVE HOLDINGS, INC.	Alderwoods Group, LLC	100.00%
WI	NORTHERN LAND COMPANY, INC.	Alderwoods Group, LLC	100.00%
PA	OAK WOODS MANAGEMENT COMPANY	Osiris Holding Corporation	100.00%
DE	OSIRIS HOLDING CORPORATION	Alderwoods Group, LLC	100.00%
FL	OSIRIS HOLDING OF FLORIDA, INC.	Osiris Holding Corporation	100.00%
AR	PHOENIX MEMORIAL PARK ASSOCIATION	Osiris Holding Corporation	100.00%
IL	PINEVIEW MEMORIAL PARK, INC.	Alderwoods Group, LLC	100.00%
TX	PIONEER FUNERAL PLANS, INC.	SCI Texas Funeral Services, Inc.	100.00%
NC	REEVES, INC.	Alderwoods (Georgia), Inc.	100.00%
DE	RH CEMETERY CORP.	Rose Hills Company	100.00%
CA	RH MORTUARY CORPORATION	Rose Hills Company	100.00%
IL	RIDGEWOOD CEMETERY COMPANY, INC.	Alderwoods Group, LLC	100.00%
NH	ROBERT DOUGLAS GOUNDREY FUNERAL HOME, INC.	Alderwoods Group, LLC	100.00%
DE	ROSE HILLS COMPANY	Rose Hills Holdings Corp.	100.00%
DE	ROSE HILLS HOLDINGS CORP.	Alderwoods Group, LLC	100.00%
IL	RUZICH FUNERAL HOME, INC.	Alderwoods Group, LLC	100.00%
WA	S & H PROPERTIES AND ENTERPRISES, INC.	Alderwoods Group, LLC	100.00%
MS	STEPHENS BURIAL ASSOCIATION, INC.	Alderwoods (Mississippi), Inc.	100.00%
MS	STEPHENS FUNERAL BENEFIT ASSOCIATION, INC.	Alderwoods (Mississippi), Inc.	100.00%
MS	STEPHENS FUNERAL FUND, INC.	Alderwoods (Mississippi), Inc.	100.00%
NH	ST. LAURENT FUNERAL HOME, INC.	Alderwoods Group, LLC	100.00%
CA	UNIVERSAL MEMORIAL CENTERS V, INC.	S & H Properties and Enterprises, Inc.	100.00%
CA	UNIVERSAL MEMORIAL CENTERS VI, INC.	S & H Properties and Enterprises, Inc.	100.00%
TX	VANCOUVER FUNERAL CHAPEL, INC.	S & H Properties and Enterprises, Inc.	100.00%
TX	WACO MEMORIAL PARK, INC.	Alderwoods (Georgia), Inc.	100.00%
NC	WESTMINSTER GARDENS, INC.	Alderwoods (North Carolina), Inc.	100.00%
MI	WMP, INC.	Alderwoods (Virginia), Inc.	100.00%
IL	WOODLAWN CEMETERY OF CHICAGO, INC.	Alderwoods Group, LLC	100.00%
IL	WOODLAWN MEMORIAL PARK, INC.	Alderwoods (Chicago Central), Inc.	100.00%
CA	WORKMAN MILL INVESTMENT COMPANY	RH Cemetery Corp.	100.00%
NH	ZS ACQUISITION, INC.	Alderwoods (Massachussetts) ,Inc.	100.00%
MA	AFFILIATED FAMILY FUNERAL SERVICE, INC.	SCI Funeral Services, LLC	100.00%
PA	AUMAN FUNERAL HOME, INC.	SCI Pennsylvania Funeral Services, Inc.	100.00%
PA	AUMAN'S, INC.	Theo C. Auman, Inc.	100.00%
MD	BAMFH, INC.	SCI Maryland Funeral Services, Inc.	100.00%
MD	BURGEE-HENSS-SEITZ FUNERAL HOME, INC.	SCI Maryland Funeral Services, Inc.	100.00%

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
DE	CALIFORNIA CEMETERY AND FUNERAL SERVICES, LLC	SCI California Funeral Services, Inc.	5.00%
	CALIFORNIA CEMETERY AND FUNERAL
	SERVICES, LLC	ECI Capital Corporation	95.00%
DE	CEMCARE, INC.	SCI Texas Funeral Services, Inc.	100.00%
MD	CHARLES S. ZEILER & SON, INC.	SCI Maryland Funeral Services, Inc.	100.00%
NY	CHAS. PETER NAGEL LLC	SCI Funeral Services of New York, Inc.	100.00%
DE	CHRISTIAN FUNERAL SERVICES, INC.	Service Corporation International	100.00%
MD	DANZANSKY-GOLDBERG MEMORIAL CHAPELS, INC.	SCI Maryland Funeral Services, Inc.	100.00%
DE	DIGNITY MEMORIAL NETWORK, INC.	SCI Management L.P.	100.00%
DE	ECI CAPITAL CORPORATION	SCI California Funeral Services, Inc.	100.00%
DE	ECI CEMETERY SERVICES OF MARYLAND, LLC	SCI Maryland Funeral Services, Inc.	100.00%
DE	ECI SERVICES OF MAINE, INC.	SCI Funeral Services, LLC	100.00%
DE	ECI SERVICES OF NEW HAMPSHIRE, INC.	SCI Funeral Services, LLC	100.00%
PA	ED MELENYZER CO.	SCI Pennsylvania Funeral Services, Inc.	100.00%
MD	EDWARD SAGEL FUNERAL DIRECTION, INC.	SCI Maryland Funeral Services, Inc.	100.00%
PA	ENSURE AGENCY OF PENNSYLVANIA, INC.	Memorial Guardian Plans, Inc.	100.00%
TX	FHC REALTY, INC.	SCI Texas Funeral Services, Inc.	100.00%
MD	FLECK FUNERAL HOME, INC.	SCI Maryland Funeral Services, Inc.	100.00%
FL	FLORIDA MARKER, LLC	SCI Funeral Services of Florida, Inc.	100.00%
PA	FRANCIS F. SEIDEL, INC.	Theo C. Auman, Inc.	100.00%
PA	FUNERAL SERVICE PENNSYLVANIA, LLC	SCI Pennsylvania Funeral Services, Inc.	100.00%
NJ	GARDEN STATE CREMATORY, INC.	SCI New Jersey Funeral Services, Inc.	100.00%
MD	GARY L. KAUFMAN FUNERAL HOME AT
	MEADOWRIDGE MEMORIAL PARK, INC.	SCI Maryland Funeral Services, Inc.	100.00%
MD	GARY L. KAUFMAN FUNERAL HOME SOUTHWEST, INC.	SCI Maryland Funeral Services, Inc.	100.00%
MD	GEORGE WASHINGTON CEMETERY COMPANY, LLC	SCI Maryland Funeral Services, Inc.	100.00%
PA	HAROLD B. MULLIGAN CO., INC.	SCI Pennsylvania Funeral Services, Inc.	100.00%
HI	HAWAIIAN MEMORIAL LIFE PLAN, LTD.	SCI Hawaii Funeral Services, Inc.	100.00%
NY	I. J. MORRIS, LLC	SCI Funeral Services of New York, Inc.	100.00%
TX	INVESTMENT CAPITAL CORPORATION	SCI Capital Corporation	100.00%
DC	JOSEPH GAWLER’S SONS, LLC	SCI Funeral Services, LLC	100.00%
PA	LAUGHLIN FUNERAL HOME, LTD.	Funeral Service Pennsylvania, LLC	100.00%
MD	LEMMON FUNERAL HOME OF DULANEY VALLEY, INC.	SCI Maryland Funeral Services, Inc.	100.00%
MD	LORING BYERS FUNERAL DIRECTORS, INC.	SCI Maryland Funeral Services, Inc.	100.00%
DE	MAKING EVERLASTING MEMORIES, LLC	SCI Financial Services, Inc.	80.00%
	MAKING EVERLASTING MEMORIES, LLC	G. Scott Mindrum	20.00%
NH	MCHUGH FUNERAL HOME, INC.	Alderwoods Group, LLC	100.00%
MO	MEMORIAL GUARDIAN PLANS, INC.	SCI Missouri Funeral Services, Inc.	100.00%
DE	MEMORIAL GUARDIAN PLANS, INC.	SCI Funeral Services, LLC	100.00%
MD	MILLER-DIPPEL FUNERAL HOME, INC.	SCI Maryland Funeral Services, Inc.	100.00%

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
MD	MORAN-ASHTON FUNERAL HOME, INC.	SCI Maryland Funeral Services, Inc.	100.00%
CA	MOUNT VERNON MEMORIAL PARK	SCI California Funeral Services, Inc.	100.00%
MD	NATIONAL CREMATION SERVICE, INC.	SCI Maryland Funeral Services, Inc.	100.00%
NY	NEW YORK FUNERAL CHAPELS, LLC	SCI Funeral Services of New York, Inc.	100.00%
NY	NEW YORK MARKER, LLC	SCI Funeral Services of New York, Inc.	100.00%
DE	PINEY GROVE, LLC	SCI Special, Inc.	100.00%
DE	PSI FUNDING, INC.	SCI Texas Funeral Services, Inc.	100.00%
DE	REMEMBRANCE MEMORIAL TRADITIONS, LLC	SCI Special, Inc.	100.00%
PA	ROBERT L. HENDRICKS FUNERAL HOME, INC.	Funeral Service Pennsylvania, LLC
PA	ROHLAND FUNERAL HOME	Funeral Service Pennsylvania, LLC	100.00%
WV	ROSEDALE CEMETERY COMPANY	SCI West Virginia Funeral Services, Inc.	100.00%
WV	ROSEDALE FUNERAL CHAPEL, INC.	SCI West Virginia Funeral Services, Inc.	100.00%
DE	SALVATORE AIR TRANSPORTATION CORP.	Service Corporation International	100.00%
DE	SAUL-GABAUER FUNERAL HOME, INC.	SCI Pennsylvania Funeral Services, Inc.	100.00%
DE	SCI ADMINISTRATIVE SERVICES, LLC	SCI Special, Inc.	100.00%
AL	SCI ALABAMA FUNERAL SERVICES, LLC	SCI Funeral Services, LLC	100.00%
AK	SCI ALASKA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
AZ	SCI ARIZONA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
AR	SCI ARKANSAS FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
CA	SCI CALIFORNIA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
DE	SCI CAPITAL CORPORATION	SCI Special, Inc.	100.00%
DE	SCI CERBERUS, LLC	SCI International, LLC	100.00%
CO	SCI COLORADO FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
CT	SCI CONNECTICUT FUNERAL SERVICES, LLC	SCI Funeral Services, LLC	100.00%
TX	SCI EASTERN MARKET SUPPORT CENTER, L.P.	SCI Management L.P.	Limited Partner
	SCI EASTERN MARKET SUPPORT CENTER, L.P.	SCI Eops HQ, Inc.	General Partner
NY	SCI EOPS HQ, INC.	SCI Management L.P.	100.00%
DE	SCI EXECUTIVE SERVICES, INC.	Service Corporation International	100.00%
DE	SCI FINANCIAL SERVICES, INC.	Service Corporation International	100.00%
DE	SCI FUNERAL & CEMETERY PURCHASING COOPERATIVE, INC.	SCI Eastern Market Support Center, L.P.	25.00%
	SCI FUNERAL & CEMETERY PURCHASING
	COOPERATIVE, INC.	SCI Western Market Support Center, Inc.	25.00%
	SCI FUNERAL & CEMETERY PURCHASING
	COOPERATIVE, INC.	SCI Houston Market Support Center, L.P.	25.00%
	SCI FUNERAL & CEMETERY PURCHASING
	COOPERATIVE, INC.	Service Corporation International (Canada) ULC	25.00%
FL	SCI FUNERAL SERVICES OF FLORIDA, INC.	SCI Funeral Services, LLC	99.00%
	SCI FUNERAL SERVICES OF FLORIDA, INC.	Alderwoods (Minnesota), Inc.	1.00%
NY	SCI FUNERAL SERVICES OF NEW YORK, INC.	SCI Funeral Services, LLC	100.00%
IA	SCI FUNERAL SERVICES, LLC	Service Corporation International	100.00%
DE	SCI GEORGIA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
TX	SCI HOUSTON HUB, INC.	SCI Management L.P.	100.00%

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
TX	SCI HOUSTON MARKET SUPPORT CENTER, L.P.	SCI Management L.P.	Limited Partner
	SCI HOUSTON MARKET SUPPORT CENTER, L.P.	SCI Houston Hub, Inc.	General Partner
IL	SCI ILLINOIS SERVICES, INC.	SCI Funeral Services, LLC	100.00%
DE	SCI INDIANA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
DE	SCI INTERNATIONAL, LLC	Service Corporation International	100.00%
DE	SCI INVESTMENT SERVICES, INC.	SCI Financial Services, Inc.	100.00%
DE	SCI IOWA FINANCE COMPANY	SCI Iowa Funeral Services, Inc.	100.00%
IA	SCI IOWA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
KS	SCI KANSAS FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
KY	SCI KENTUCKY FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	99.00%
DE	SCI LOAN SERVICES, LLC	SCI Virginia Funeral Services, Inc.	100.00%
LA	SCI LOUISIANA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
DE	SCI MANAGEMENT L.P.	SCI Administrative Services, LLC	General Partner
	SCI MANAGEMENT L.P.	Remembrance Memorial Traditions, LLC	Limited Partner
MD	SCI MARYLAND FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
MI	SCI MICHIGAN FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
MN	SCI MINNESOTA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
MS	SCI MISSISSIPPI FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
MO	SCI MISSOURI FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
NE	SCI NEBRASKA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
NJ	SCI NEW JERSEY FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
NM	SCI NEW MEXICO FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
NC	SCI NORTH CAROLINA FUNERAL SERVICES, LLC	SCI Funeral Services, LLC	100.00%
OH	SCI OHIO FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
OK	SCI OKLAHOMA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
OR	SCI OREGON FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
PA	SCI PENNSYLVANIA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
RI	SCI RHODE ISLAND FUNERAL SERVICES, LLC	SCI Funeral Services, LLC	100.00%
SC	SCI SOUTH CAROLINA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
DE	SCI SPECIAL, INC.	Service Corporation International	100.00%
TN	SCI TENNESSEE FUNERAL SERVICES, LLC	SCI Funeral Services, LLC	100.00%
DE	SCI TEXAS FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
UT	SCI UTAH FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
VA	SCI VIRGINIA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
WA	SCI WASHINGTON FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
WV	SCI WEST VIRGINIA FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
CA	SCI WESTERN MARKET SUPPORT CENTER, INC.	SCI Management L.P.	100.00%
WI	SCI WISCONSIN FUNERAL SERVICES, INC.	SCI Funeral Services, LLC	100.00%
VA	SENTINEL SECURITY PLANS, INC.	Memorial Guardian Plans, Inc.	100.00%

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
MD	STERLING-ASHTON-SCHWAB FUNERAL HOME, INC.	SCI Maryland Funeral Services, Inc.	100.00%
	STERLING-ASHTON-SCHWAB-WITZKE-FUNERAL HOME OF CATONSVILLE, INC.	SCI Maryland Funeral Services, Inc.
DE	STORMY SKY, LLC	SCI Capital Corporation	100.00%
OH	THE KNOLLWOOD CEMETERY COMPANY	SCI Ohio Funeral Services, Inc.	100.00%
PA	THEO C. AUMAN, INC.	SCI Pennsylvania Funeral Services, Inc.	100.00%
NY	THOMAS M. QUINN & SONS, LLC	SCI Funeral Services of New York, Inc.	100.00%
TX	TMJ LAND, INC.	SCI Funeral Services, LLC	100.00%
OR	UNISERVICE CORPORATION	SCI Oregon Funeral Services, Inc.	100.00%
UT	WASATCH LAND AND IMPROVEMENT COMPANY	SCI Utah Funeral Services, Inc.	100.00%
TX	WFG LIQUIDATION CORPORATION	SCI Texas Funeral Services, Inc.	100.00%
NJ	WIEN & WIEN, INC.	SCI New Jersey Funeral Services, Inc.	100.00%
DC	WITZKE FUNERAL HOMES, INC.	SCI Funeral Services, LLC	100.00%
FL	WPALM, INC.	SCI Funeral Services of Florida, Inc.	100.00%
DE	WILSON FINANCIAL GROUP, INC.	Investment Capital Corporation	53.30%
TX	WILSON HOLDINGS, INC.	Wilson Financial Group, Inc.	100.00%
DE	AMISTAD CORPORATION	Wilson Financial Group, Inc.	100.00%
CA	COOLEY & RIOLO MORTUARY, INC.	Wilson Holdings, Inc.	100.00%
CA	THOMPSON FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
CA	WFG-FULLER FUNERALS, INC.	Wilson Holdings, Inc.	100.00%
CA	WILSON-BANNON MORTUARY, INC.	Wilson Holdings, Inc.	100.00%
CA	WILSON CAMELLIA MEMORIAL LAWN, INC.	Wilson Holdings, Inc.	100.00%
DE	M.J. EDWARDS HILLSIDE CHAPEL, INC.	Wilson Holdings, Inc.	100.00%
FL	A.B. COLEMAN MORTUARY, INC.	Wilson Holdings, Inc.	100.00%
FL	HOLMES FUNERAL DIRECTORS, INC.	Wilson Holdings, Inc.	100.00%
GA	COLLEGE PARK CEMETERY, INC.	Wilson Holdings, Inc.	100.00%
GA	CREST LAWN MEMORIAL PARK, INC.	Wilson Holdings, Inc.	100.00%
GA	FOREST LAWN MEMORIAL GARDENS, INC.	Wilson Holdings, Inc.	100.00%
GA	KENNEDY MEMORIAL GARDENS, INC.	Wilson Holdings, Inc.	100.00%
GA	SHERWOOD MEMORIAL PARK & MAUSOLEUM, INC.	Wilson Holdings, Inc.	100.00%
TN	SOUTHERN FUNERAL HOME, INC.	Wilson Financial Group, Inc.	100.00%
TN	FRANKLIN-STRICKLAND FUNERAL HOME, INC.	Amistad Corporation	100.00%
TN	M.J. EDWARDS & SONS FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TN	M.J. EDWARDS-WHITEHAVEN FUNERAL CHAPEL, INC.	Wilson Holdings, Inc.	100.00%
TX	CARL BARNES FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	CEDAR CREST FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	FULLER-SHEFFIELD FUNERAL SERVICES, INC.	Wilson Holdings, Inc.	100.00%
TX	LINCOLN FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	MAINLAND FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%

	SCHEDULE 3.12
Domestic
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
TX	MORRIS-BATES FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	PARADISE FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	PARADISE INVESTMENT CORPORATION	Wilson Holdings, Inc.	100.00%
TX	PARADISE CEMETERY SOUTH, INC.	Paradise Investment Corporation	100.00%
TX	WARFORD-WALKER MORTUARY, INC.	Wilson Holdings, Inc.	100.00%
TX	WFG-CRISTO REY FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	WFG-LOCKWOOD FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	WFG-NAT CLARK, INC.	Wilson Holdings, Inc.	100.00%
TX	WILSON-LINCOLN CEMETERY, INC.	Wilson Holdings, Inc.	100.00%
TX	CARVER MEMORIAL PARK, INC.	Wilson-Lincoln Cemetery, Inc.	100.00%
IN	WFG-WILLIAMS & BLUITT FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
TX	WFG-GREGORY-SPENCER FUNERAL HOME, INC.	Wilson Holdings, Inc.	100.00%
PA	BEHM FUNERAL PROPERTIES, INC.	Keystone America, Inc.	100.00%
AZ	GILA MOUNTAIN DEVELOPMENT CO., INC.	Keystone America, Inc.	100.00%
DE	HEALY-HAHN FUNERAL PROPERTIES, INC.	Keystone America, Inc.	100.00%
DE	HHFP, INC.	Keystone America, Inc.	100.00%
VT	KER-WESTERLUND FUNERAL HOME, INC.	Keystone America, Inc.	100.00%
DE	KEYSTONE ADVANCE PLANNING, INC.	Keystone Group Holdings, Inc.	100.00%
DE	KEYSTONE AMERICA, INC.	Keystone Group Holdings, Inc.	100.00%
DE	KEYSTONE GROUP HOLDINGS, INC.	Keystone Canada Corp.	100.00%
DE	KEYSTONE KENTUCKY, INC.	Keystone America, Inc.	100.00%
DE	KEYSTONE MICHIGAN, INC.	Keystone America, Inc.	100.00%
NV	KNAUSS ENTERPRISES LIMITED LIABILITY COMPANY	Alderwoods (Nevada), Inc.	100.00%
FL	OAKLAWN CEMETERY ASSOCIATION	SCI Funeral Services of Florida, Inc.	100.00%
NV	PALM MORTUARY, INC.	Alderwoods (Nevada), Inc.	100.00%
MD	SCHIMUNEK FUNERAL HOME, INC.	Keystone America, Inc.	100.00%
MD	THE SCHIMUNEK FUNERAL HOME OF BEL AIR, INC.	Schimunek Funeral Home, Inc.	100.00%
NJ	ZARRO FUNERAL HOME	Keystone America, Inc.	100.00%

FOREIGN
SUBSIDIARIES
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
Puerto Rico	SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.	Alderwoods Group, LLC	100.00%
United Kingdom	ALDERWOODS UK HOLDINGS LTD.	Alderwoods Group, LLC	100.00%
Alberta	247663 ALBERTA LTD.	Service Corporation International (Canada) ULC	90.00%
	247663 ALBERTA LTD.	Don Thackeray	10.00%
Nova Scotia	SERVICE CORPORATION INTERNATIONAL CAPITAL FUNDING L.P.	3056269 NOVA SCOTIA COMPANY	General Partner

	SCHEDULE 3.12
FOREIGN SUBSIDIARIES
Jurisdiction of
Organization	Entity Name	Owner(s)	% of Ownership
	SERVICE CORPORATION INTERNATIONAL CAPITAL FUNDING L.P.	3056271 NOVA SCOTIA COMPANY	Limited Partner
Saskatchewan	COMMUNITY CREMATORIUM SERVICES LIMITED	Service Corporation International (Canada) ULC	50.00%
	COMMUNITY CREMATORIUM SERVICES LIMITED	Speers Funeral Chapel Inc.	50.00%
Saskatchewan	ADVANCE FUNERAL PLANNING LTD.	Service Corporation International (Canada) ULC	100.00%
British Columbia	GREGORY’S WILLIAMS LAKE FUNERAL HOME LTD.	Service Corporation International (Canada) ULC	100.00%
Quebec	GUAYCO INVESTMENTS INC./INVESTISSEMENTS GUAYCO	Service Corporation International (Canada) ULC	100.00%
Quebec	LES SALONS FUNERAIRES GUAY INC.	Guayco Investments Inc.	100.00%
Nova Scotia	JAYNE’S FUNERAL HOME (1984) LIMITED	Service Corporation International (Canada) ULC	100.00%
Nova Scotia	NAFCANCO ULC	Alderwoods Group, LLC	100.00%
Nova Scotia	3056269 NOVA SCOTIA COMPANY	SCI International, LLC	100.00%
Nova Scotia	3056271 NOVA SCOTIA COMPANY	SCI Cerberus, LLC	100.00%
Manitoba	P. COUTU FUNERAL CHAPELS LTD.	Service Corporation International (Canada) ULC	100.00%
Canadian Federal	SERVICE CORPORATION INTERNATIONAL (CANADA) ULC	Service Corporation International Capital Funding L.P.	100.00%
Canadian Federal	SSPI (CANADA) LTD.	Service Corporation International (Canada) ULC	100.00%
Cayman Islands	SCI LATIN AMERICA LTD.	SCI International, LLC	100.00%
Cayman Islands	SCI CAYMAN II LTD.	SCI Latin America Ltd.	100.00%
Barbados	LOEWEN FINANCIAL CORPORATION	Loewen International Holdings Ltd.	100.00%
Barbados	LOEWEN INSURANCE HOLDINGS INC.	Loewen International Holdings Ltd.	100.00%
Barbados	LOEWEN INTERNATIONAL HOLDINGS LTD.	Service Corporation International (Canada) ULC	100.00%
Barbados	LOEWEN TRADING CORPORATION	Service Corporation International (Canada) ULC	100.00%
Germany	SCI D GmbH	SCI International, LLC	100.00%
Germany	BESTATTUNGSINSTITUT BARBEL BRAND GmbH	SCI D GmbH	100.00%
Germany	NORDDEUTSCHE BESTATTUNGSGESELLSCHAFT mbH	SCI D GmbH	100.00%
Germany	BREIDENSTEIN BESTATTUNGEN GMBH	SCI D GmbH	100.00%
Germany	THOMAS AMM GMBH	SCI D GmbH	100.00%
Luxembourg	SCI LUXEMBOURG SARL	SCI International, LLC	100.00%
Malaysia	ENLIGHTENED TRANSITION Sdn Bhd	SCI International, LLC	100.00%
Malaysia	BAHUA FUNERAL SERVICES Sdn Bhd	SCI International, LLC	33.33%
Switzerland	OSEFI HOLDINGS SA	SCI International, LLC	100.00%
United Kingdom	SCI UK INVESTMENTS LIMITED	SCI Administrative Services, LLC	100.00%
Ontario	KEYSTONE CANADA CORP.	3056271 Nova Scotia Company	100.00%
	KEYSTONE CANADA FUNERAL HOMES INC.	Keystone America, Inc.	100.00%
	LAHAIE & SULLIVAN CORNWALL FUNERAL HOMES
	LIMITED	Keystone Canada Funeral Homes Inc.	100.00%
	SALON FUNERAIRE M. JOHN SULLIVAN FUNERAL
	HOME INC.	Keystone Canada Funeral Homes Inc.	100.00%
Netherlands	SERVICE CORPORATION INTERNATIONAL NETHERLANDS COOPERATIEF U.A.	SCI International, LLC	99.00%
		Service Corporation International (BVI) Ltd.	1.00%
Virgin Islands	SERVICE CORPORATION INTERNATIONAL (BVI) LTD	Service Corporation International	100.00%

Schedule 6.01 ( b )
Existing Indebtedness
February 28, 2011
(USD)

							28-Feb-11	SENIOR	SENIOR	SUBORDINATED
	Maturity	Borrower	Guarantor	Security	Issue Date	Indenture	Total	Unsecured	Secured	Unsecured	Parent	Subsidiary
Revolving Credit Lines
$400M Revolving Credit Facility (2013)	11/28/2013	Service Corp Intl	None	None		None	0	0	0	0	0	0

Total Revolving Credit Lines							0	0	0	0	0	0

Publicly Traded Notes
7.375% senior notes (2014)	10/3/2014	Service Corp Intl	None	None	2006	1993 Senior	180,692,000	180,692,000	0	0	180,692,000	0
6.750% senior notes (2015)	4/1/2015	Service Corp Intl	None	None	2007	1993 Senior	152,500,000	152,500,000	0	0	152,500,000	0
6.750% senior notes (2016)	4/1/2016	Service Corp Intl	None	None	2004	1993 Senior	212,927,000	212,927,000	0	0	212,927,000	0
7.000% senior notes (2017)	6/15/2017	Service Corp Intl	None	None	2005	1993 Senior	295,000,000	295,000,000	0	0	295,000,000	0
7.625% senior notes (2018)	10/3/2018	Service Corp Intl	None	None	2006	1993 Senior	250,000,000	250,000,000	0	0	250,000,000	0
7.000% senior notes (2019)	11/15/2019	Service Corp Intl	None	None	2010	1993 Senior	250,000,000	250,000,000	0	0	250,000,000	0
8.000% senior notes (2021)	11/15/2021	Service Corp Intl	None	None	2009	1993 Senior	150,000,000	150,000,000	0	0	150,000,000	0
7.500% senior notes (2027)	4/1/2027	Service Corp Intl	None	None	2007	1993 Senior	200,000,000	200,000,000	0	0	200,000,000	0

Total Publicly Traded Notes							1,691,119,000	1,691,119,000	0	0	1,691,119,000	0

Debentures
Acquisition Debentures (USD)	6/30/2013	Service Corp Intl	None	None	1993	1992 Debenture	1,575,000	1,575,000	0	0	1,575,000	0
7.875% debentures (2013)	2/1/2013	Service Corp Intl	None	None	1993	1993 Senior	8,407,000	8,407,000	0	0	8,407,000	0
Other Debentures (USD)	Various	Various	None	None	Various	None	624,197	624,197	0	0	0	624,197

Total Debentures							10,606,197	10,606,197	0	0	9,982,000	624,197

Other Debt
United States (USD): Unsecured	Various	Various Subs	None	None		None	786,934	786,934	0	0	0	786,934
United States (USD): Secured	Various	Various Subs	None	Various		None	3,145,171	0	3,145,171	0	0	3,145,171
Aircraft Liability: G-450 # 1 (JPMorgan Chase)	12/1/2013	Various Subs	None	None		None	30,829,975	30,829,975	0	0	0	30,829,975
US & Canada (USD): Capital Leases	Various	Various Subs	Service Corp Intl	Aircraft & Vehicles		None	118,822,474	0	118,822,474	0	0	118,822,474
Canada (USD): Unsecured	Various	Various Subs	None	None		None	307,020	307,020	0	0	0	307,020
Wilson Financial Group (USD): Capital Leases	Various	Various Subs	Service Corp Intl	Vehicles		None	2,393,229	0	2,393,229	0	0	2,393,229
Wilson Financial Group (USD): Secured	Various	Various Subs	None	None		None	301,127	0	301,127	0	0	301,127

Total Other Debt							156,585,930	31,923,929	124,662,002	0	0	156,585,930

Unamortized Discounts & Hedge Costs							(5,253,295)

Total Net Debt							$1,853,057,832

Covenants Not To Compete:							$30,765,351

Schedule 6.03(b)
Existing Liens
USD (000 omitted)

Total Purchase Money and Acquisition Debt	$1,575

Schedule 6.06(b)
Existing Investments

(000, omitted)
Equity Investments
Boston Financial Group	$1,093
Kenyon International Emergency Services	264
Wilson Financial Group	21,166
ECI Capital Corporation	—
SCI Cerberus LLC, net of guaranteed investments	—
Alderwoods Group LLC, net of guaranteed investments	15,000
SCI International LLC, net of guaranteed investments	241,707

$279,230

Notes Receivable
Wilson Financial Group	$16,855
SCI Germany GMBH	243
Other Notes Receivable	13,176

$30,274

Guarantees
Vantage Vaults Guarantee	$22,522
Storage Tank Guarantees	3,000
Divested Location Guarantees	8,208

$33,730

Schedule 6.11
Restrictive Agreements
Senior Indenture, dated as of February 1, 1993, between Service Corporation International and The Bank of New York, as trustee, as amended and supplemented.
Documents and agreements pertaining to Wilson Financial Group, Inc. and its subsidiaries.